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                                  EXHIBIT H
                          SUN ACQUISITION DOCUMENTS



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                                  AGREEMENT
                                     AND
                            PLAN OF REORGANIZATION
                                 AND EXHIBITS



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                    AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT made and entered into as of the 8th day of December, 1995, by and between Tampa Bay Corporation, a Nevada corporation
(hereinafter called "TBC"), Sun Broadcasting Systems, Inc., a California corporation (hereinafter called "Sun") and Greg McDonald as the sole shareholder in Sun ("Shareholder").

     WITNESSETH THAT:

     A.  TBC is a publicly traded company.

     B. Sun is a private company which owns an audio/video recording studio. Greg McDonald is the sole shareholder of Sun. Sun has no subsidiaries and Sun Classic Communications Group, Inc., Heritage Entertainment, Inc. and Sun Presentations, Inc. (the "Excluded Entities") are separate companies in which Greg McDonald retains controlling interest. Those companies are not part of this Agreement. It is recognized that contractual agreements are in existence between the Excluded Entities and Sun and these agreements will be disclosed and assigned to Sun.

     C. Subject to the approval of the Board of Directors of TBC and Sun, TBC and Sun shall enter into an Agreement of Exchange (hereinafter called the "Exchange Agreement") in substantially the form attached hereto and made a part hereof as Exhibit A, which provides, among other things, for the issuance by TBC of 2,000,000 of its common stock shares to the shareholders of Sun (the "Exchange") to be held in an escrow account along with the shares of Sun subject to the completion of the covenants in this Agreement.

     D. Following the Exchange under the Exchange Agreement, Sun shall be a wholly-owned subsidiary of TBC.

     E. It is intended that the transactions contemplated by this Agreement shall constitute a tax-free exchange conforming to the provisions of the Internal Revenue Code of 1986, as amended, to the extent of the TBC Common Stock issued.

     NOW THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties, the following transactions are hereby agreed to, subject to the conditions hereinafter stated:


     1.  THE EXCHANGE AND PAYMENT

     (a) In accordance with the Exchange Agreement, on the Closing Date hereinafter referred to, and in exchange for all of the then issued and outstanding shares of capital stock of Sun (the "Sun

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Common Stock"), TBC shall issue 2,000,000 shares of fully paid and nonassessable voting TBC common stock, valued at $.20 per share
(hereinafter called "TBC Common Stock") and cash per the payment schedule in (b) of this section for all the outstanding shares of Sun to permit the Exchange to be effected in accordance with the terms of the Exchange Agreement.

     If between the date hereof and the Closing Date, TBC or Sun shall effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of the outstanding shares of common stock of TBC or Sun or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of TBC Common Stock to be issued and delivered in the Exchange shall be appropriately adjusted.

     (b) In addition to the issuance of the TBC Common Stock to the prior holders of Sun Common Stock on a pro rata basis, TBC shall pay such total sum of cash as set forth below on such indicated dates and such total sum is to be divided and paid to the holders of the Sun Common Stock, as of the date and time immediately prior to the exchange of TBC Common Stock for the Sun Common Stock, on a proportionate share basis.

          Amount                     Date
          ------                     ----

          $250,000                 January 31, 1996
          $250,000                 March 31, 1996
          $250,000                 May 31, 1996
          $250,000                 July 31, 1996
          $250,000                 September 30, 1996

     The tax consequences of the above-described payments are the sole responsibility of Sun and/or Sun's shareholders, and Sun and its shareholders shall bear the burden of paying any taxes resulting from the
transactions contemplated by this Agreement.   The subsididary shall have
not responsibility for the payment of taxes caused by this transaction and shall be indemnified to that effect by Sun and Sun's shareholders.

     (c) TBC shall issue and deliver as and when required by the Exchange Agreement, certificates representing the shares of TBC Common Stock for which the shares of Sun Common Stock outstanding immediately prior to the effective time of the Exchange shall have been exchanged as provided in the Exchange Agreement.

     (d) TheAgreement and the Exchange Agreement shall be approved, in accordance with California General Corporation Law, at a meeting called and held on a date to be fixed by its Board of Directors. Sun shall use its best efforts to hold such meeting on or before December 31, 1995, or as soon thereafter as practical. Sun shall use its best efforts to obtain the affirmative vote of shareholders required to approve this Agreement, the Exchange Agreement and the transactions

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contemplated herein and therein.  TBC and Sun shall co-operate and use their best efforts to obtain any required approval of the State of California.

     (e) TBC is not required under Nevada Private Corporations Law to submit this Agreement and the Exchange Agreement to its shareholders for approval. However, a filing of Articles of Exchange after the execution of the Exchange Agreement with the Secretary of the State of Nevada is required by Nevada statute section 78.458 and will be timely done by TBC.

     (f) Shareholder shall also have the exclusive option up until December 15, 1995 to terminate this agreement unless TBC makes payment in the amount of $750,000.00 at that date as a prepayment of the amounts due under the payment schedule detailed above. This termination right shall be available solely to the Shareholder and can be exercised with or without cause at any time up and until payment is received. This deadline may be extended by the Shareholder upon notice to TBC. If the payment is made on December 15, 1995 the payment schedule will remain as is and the next payment will be due July 31, 1996. Until the payment of the $750,000 is made TBC shall not encumber the business in any way.

     2.   CLOSING

     (a) The closing of all the transactions contemplated hereby (herein called the "Closing" or the "Closing Date") shall take place at the offices of TBC in Phoenix, Arizona at 9:00 a.m. on a date within five (5) business days after all of the conditions described in paragraphs 13 and 14 hereof have been satisfied or, to the extent permitted in paragraph 15 hereof, their satisfaction has been waived. TBC and Sun will use their best efforts to obtain the approvals specified in paragraph 7 hereof and any other of the consents, waivers or approvals necessary or desirable to accomplish the transactions contemplated by this Agreement and the Exchange Agreement. All documents required to be delivered by each of the parties hereto shall be duly delivered to the respective recipient thereof at or prior to the Closing. In no event shall the Closing Date be later than December 31, 1995, and if it is delayed beyond said date then either party shall have the right to terminate this Agreement upon notice to that effect.

     (b) At the Closing, TBC and Sun shall jointly direct that the Certificate of Exchange be duly filed as an exhibit to the Articles of Exchange, and it shall in accordance with such direction be filed, in the Office of the Secretary of States of Nevada and California so that the Exchange shall be effective on the Closing Date.

     3.   INVESTIGATION BY THE PARTIES

     TBC and Sun each shall execute such confidentiality agreement with the other party as such other party's counsel shall deem necessary to reasonably protect such party's assets and proprietary information. TBC and Sun each may, prior to the Closing Date, make or cause to be made such investigation of the properties of the other and its subsidiaries and of its financial and legal condition as the party making such investigation deems necessary or advisable to familiarize itself with such

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properties and other matters, provided, that such investigation shall not interfere with normal operations. TBC and Sun each agrees to permit the other and its authorized agents or representatives to have, after the date of execution hereof, full access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the party making such investigation with such financial and operating data and other information with respect to the business and properties of it and its subsidiaries as the party making such investigation shall from time to time reasonably request. No investigation by TBC or Sun shall affect the representations and warranties of the other and each such representation and warranty shall survive any such investigation. Each party further agrees that in the event that the transactions contemplated by this Agreement shall not be consummated it and its officers, employees, accountants, attorneys, engineers and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Agreement any information, whether written or oral, with respect to the other party and its subsidiaries or their business which it obtained pursuant to this Agreement. Such information shall remain the property of the party providing it and shall not be reproduced or copies without the consent of such party. In the event that the transactions contemplated by this Agreement shall not be consummated, all ormation shall be returned to the party providing it.


     4.   SHAREHOLDERS OF SUN

     Prior to the Closing Date, Sun agrees to obtain from each of its shareholders an agreement to the effect that such shareholder is acquiring the TBC Common Stock to be received by him hereunder for his own account, not with a view toward distribution and through to a private placement by TBC pursuant to Rule 145 of the Securities and Exchange Commission (the "SEC"), and understands that the TBC Common Stock will be restricted as defined by SEC Rule 144. TBC shall be entitled to rely upon such agreements executed by the Sun shareholders to determine that TBC may issue the TBC Common Stock pursuant to an exemption to the registration requirements of the SEC.


     5.   STATE SECURITIES LAWS

     TBC and Sun will each take such steps as may be necessary on their respective parts to comply with any state securities or Blue Sky laws applicable to the action to be taken by them in connection with the Exchange and the delivery by TBC to Sun shareholders of the TBC Common Stock pursuant to this Agreement and the Exchange Agreement.


     6.   BUSINESS PENDING THE CLOSING

     (a) From the date of this Agreement to and including the Closing Date, except as may be first approved by Sun or as is otherwise permitted or contemplated by this Agreement: (i) TBC (which

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term shall, where applicable in this paragraph 6, also refer to the subsidiaries of TBC specified in paragraph 10 hereof) shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness for money borrowed exceding $15,000 maturing in more than one year; (ii) no change shall be made in the authorized capitalization of TBC except as contemplated by this Agreement; (iii) no shares of capital stock of TBC shall be authorized for issuance or issued and no agreement or commitment for the issuance hereof shall be entered into; (iv) no rights or elections shall be created or granted to purchase TBC common or preferred stock under any employee stock bonus, thrift or purchase plan or otherwise; (v) no amendment shall be made to TBC's Articles of Incorporation or Bylaws, except as contemplated by this Agreement; (vi) no modification shall be made in TBC's present employee benefit programs or in its present policies in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel; (vii) no contract or commitment shall be entered into by or on behalf of TBC and no sale or purchase of assets shall be made except in the ordinary course of business; (viii) TBC will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees and to maintain satisfactory relationships between TBC and its suppliers, customers, regulatory agencies, and other having business relations with it; (ix) TBC shall make no amendments or contributions to any profit sharing plan; and
(x) the Board of Directors of TBC will not declare any dividends on, or otherwise make any distribution in respect of, its outstandinstock;

     (b) From the date of this Agreement to and including the Closing Date, except as may be first approved by TBC or as is otherwise permitted or contemplated by this Agreement: (i) Sun (which term shall, where applicable in this paragraph 6, also refer to the subsidiaries of Sun specified in paragraph 11 hereof) shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness exceeding $5,000 for money borrowed maturing in more than one year, except for the lease of capital equipment pursuant to leasing company commitments outstanding prior to the date of this Agreement; (ii) no change shall be made in the authorized capitalization of Sun, except as contemplated by this Agreement; (iii) no shares of capital stock of Sun shall be authorized for issuance or issued and no agreement or commitment for the issuance thereof shall be entered into; (iv) no rights or elections shall be created or granted to purchase Sun common or preferred stock under any employee stock bonus, thrift or purchase plan or otherwise; (v) no amendment shall be made to Sun's Articles of Incorporation or Bylaws, except as contemplated by this Agreement; (vi) no modification shall be made in Sun's present employee benefit programs or in its present policies in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel; (vii) no contract or commitment shall be entered into by or on behalf of Sun and no sale or purchase of assets shall be made except in the ordinary course of business; (viii) Sun will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees and to maintain satisfactory relationships between Sun and its suppliers, customers, regulatory agencies, and others having business relations with it; (ix) Sun shall make no amendments or contributions to its profit sharing plan; and (x) the Board of Directors oeclare any dividends on, or otherwise make any distribution in respect of, its outstanding shares of capital stock.

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     7.   EFFORTS TO OBTAIN APPROVALS AND CONSENTS

     In addition to TBC and SUN obtaining the requisite shareholder approval as described in paragraph 1 hereof, TBC and Sun will use all reasonable and proper efforts to obtain, where required, the approval and consent: (i) of any governmental authorities having jurisdiction over the transactions contemplated in this Agreement; and (ii) of such other persons whose consent is required to the transactions contemplated by this Agreement.




     8.   COOPERATION BETWEEN PARTIES

     TBC and Sun shall fully cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement, including the preparation of financial statements and the supplying of information.


     9.   NO TAX RULING

     TBC and Sun agree that they will not attempt to obtain ruling from the United States Internal Revenue Service to the effect that for Federal income tax purposes no gain or loss will be recognized to the holders of Sun Common Stock upon the receipt of TBC Common Stock in exchange for their Sun shares in accordance with the provisions of this Agreement. Any such tax consequence shall be the responsibility of the party to whom the gain or loss is assessed.


     10.  REPRESENTATIONS OF TBC

     TBC represents, warrants and agrees that:

     (a) TBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and it and its subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the nature of its business of the character of its properties makes such qualification necessary. TBC and each of its subsidiaries has the corporate power and any necessary governmental authority to own or lease their respective properties now owned and to carry on their respective business as now being conducted. TBC owns 100% of the outstanding capital stock of each of its subsidiaries.

     (b) The capitalization of TBC and its subsidiaries is as set forth in financial statements to be furnished to Sun, dated as of November 30, 1995 and 1994. The outstanding capital stock of TBC has been duly authorized and issued and is fully paid and nonassessable. TBC has no commitment to issue nor will it issue any shares of its capital stock or any securities or obligations

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convertible into or exchangeable for, or giving any person any right to acquire from TBC, any shares of its capital stock, except for those shares issued in conformity with paragraph 6(a)(iii) above.

     (c) The shares of TBC Common Stock which are to be issued and delivered to the Sun shareholders pursuant to the terms of this Agreement and the Exchange Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and non-assessable. No stockholder of TBC, or other person, will have any preemptive rights in respect to the TBC Common stock.

     (d) TBC shall furnish Sun with copies of all of its financial statements together with Auditors Report, if any, in its possession for its fiscal years ending November 30, 1995 and 1994 consisting of the consolidated balance sheet of TBC and subsidiaries as of November 30, 1995 and 1994 and related statements of consolidated income stockholders' equity and changes in financial position for the year then ended. All of the above financial statements present fairly the consolidated financial position of TBC subsidiaries, at the periods indicated, and the consolidated results of their operations and changes in their financial position for the year and periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. TBC has no material liabilities or commitments other than as listed or noted on the aforesaid financial statements, or as incurred in the ordinary course of business. Since the date of the latest financial statement to the date of this Agreement, there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of TBC or its subsidiaries, except in the ordinary course of business or as contemplated by this Agreement nor has TBC or its subsidiaries, except in the ordinary course of business or as contemplated by this Agreement nor has TBC or its subsidiaries incurred any indebtedness for money borrowed. All tax returns and reports of TBC and its subsidiaries required by law to be filed have been duly filed and all taxes, assessments and other governmental charges now due (other than any still payable without penalty) upon TBC and its subsidiaries or upon any of their properties or assets. All amounts which have been reflected as liabilities on the books of TBC and its subsidiaries in respect of taxes are considered adequate and TBC does not know of any actual or proposed additional assessments in respect of taxes, against either it or its subsidiaries.

     (e) Except for changes resulting from the ordinary course of its business, TBC and its subsidiaries own, and will on the Closing Date own, the full right, title and interest in and to all their property and assets (excluding property leased from others) in each case free and clear of all mortgages, liens, restrictions, charges and other encumbrances and defects of title (other than easements, rights of way, reservations and other conditions of title, encumbrances and defects of title which are not individually or in the aggregate materially adverse to the business of TBC and its subsidiaries).

     (f) Subsequent to the date of its latest financial statement, TBC has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any

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such action, except as expressly provided for in Paragraph 6(a)iii above this Agreement. TBC will not take any such action during the period between the date hereof and the Closing Date except as provided herein.

     (g) Neither TBC nor any of its subsidiaries is engaged in or a party to, or to the knowledge of TBC threatened with, any material legal action or other proceeding before any court or administrative agency. Neither TBC nor any of its subsidiaries, to the knowledge of TBC, has been charged with, and is not under investigation with regard to, any charge concerning any presently pending material violation of any provision of Federal, State or other applicable law or administrative regulations in respect of its business.

     (h) There has not been, since the date of its latest financial statement, and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of TBC or its subsidiaries except in the ordinary course of business.

     (i) TBC and its subsidiaries have adequate franchises, permits or operating rights without unusual restrictions to allow them to conduct the business in which they are presently engaged except in certain instances where in the reasonably exercised judgment of TBC the lack of a current franchise, permit or operating right has no adverse effect on the conduct of such business.

     (j) As of the date of this Agreement neither TBC nor any of its subsidiaries is a holder of or a party to any: (i) written or oral contract for employment of any officer or other person, (ii) contract with any labor union, (iii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other person, (iv) indenture of mortgage, debenture, indenture, loan or borrowing agreement, (v) bonding arrangement, including performance bond, (vi) continuing contract for future purchase, sale, lease or distribution of materials, services, supplied, products, or equipment involving annual payments in excess of $50,000, (vi) lease or other commitment for the rental of office space, storage or other facilities,
(viii) contract or lease agreement for the acquisition or lease of motor vehicles, (ix) patent, patent application, patent right, patentable inventions, trademark, trademark registration and applications therefor, trade name, copyright, copyright registration and application therefor, patent license granted to or by TBC or its subsidiaries and in force or contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by TBC or its subsidiaries, (x) insurance policy covering its properties, buildings, machinery, equipment, furniture, fixtures or operations, or the life of any person, (xi) agreement between a present employee of TBC and persons, firms or corporations other than TBC relating in whole or in part to disclosure, assignment or patenting of inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, including without limitation thereto, to the best knowledge of TBC, agreements entered into by such employees prior to the time they became employees of TBC, or (xii) material contract or commitment not made in the ordinary course of business.

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     (k)  The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by TBC will not conflict with or result in any material breach of any of the terms, conditions, or provision of, or constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the property or assets of TBC or any of its subsidiaries pursuant to any corporate charter, bylaw, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement), or other instrument to which TBC or any of its subsidiaries is a party or by which they are bound or affected.

     (l) This Agreement and documents furnished hereunder on behalf of TBC do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact which materially adversely affects or in the future (so far as TBC can now foresee) will materially adversely affect the business operations, affairs or condition of TBC or its subsidiaries or any of the properties or assets which has not been set forth in this Agreement and other documents and papers furnished hereunder.


     11.  REPRESENTATIONS OF SUN

     Sun represents, warrants and agrees that:

     (a) Sun is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sun has the corporate power and any necessary governmental authority to own or lease its properties now owned or leased and to carry on its business as now being conducted. Sun is duly qualified to do business and in good standing in every jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary.

     (b) As of October 31, 1995, the capitalization of Sun is as set forth in financial statements to be furnished to TBC. Sun has no commitment to issue nor will it issue any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from Sun, any shares of its capital stock, except for those shares issued or to be issued in conformity with paragraph 6(b)(iii) above.

     (c) Sun shall furnish TBC with copies of its 1994, 1993 and 1992 consolidated financial statements. Sun shall also furnish TBC with all 1995 interim unaudited financial statements in its possession. All of the above financial statements present fairly the consolidated financial position of Sun at the periods indicated, and the consolidated results of operations and changes in financial position for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Sun has no material liabilities or commitments other than as listed or noted on the aforesaid financial statements, or as incurred in the ordinary course of business since the date of said financial statements. Since the date of the latest furnished financial statement, there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Sun or its consolidated subsidiaries, and no change except in the ordinary

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course of business or as contemplated by this Agreement.  All tax returns and reports of Sun and its subsidiaries required by law to be filed have been duly filed and all taxes, assessments and other governmental charges now due (other than any still payable without penalty) upon Sun and its subsidiaries or upon any of their properties or assets have been paid. All amounts which have been reflected as liabilities on the books of Sun and its subsidiaries in respect of taxes are considered adequate and Sun does not know of any actual or proposed additional assessments in respect of taxes, against either it or its subsidiaries.

     (d) Except for changes resulting from the ordinary course of its business and Sun owns and will on the Closing Date own, the full right, title and interest in and to all their property and assets (excluding property leased from others) in each case free and clear of all mortgages, liens, restrictions, charges and other encumbrances and defects of title (other than easements, rights of way, reservations and other conditions of title, encumbrances and defects of title which are not individually or in the aggregate materially adverse to the business of Sun and its subsidiaries).

     (e) Subsequent to the latest financial statement, Sun has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in this Agreement. Sun will not take any such action during the period between the date hereof and the Closing Date except as provided herein.

     (f) Neither Sun nor any of its subsidiaries is engaged in or a party to, or to the knowledge of Sun threatened with, any material legal action or other proceeding before court or administrative agency. Neither Sun nor any of its subsidiaries, to the knowledge of Sun, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, State or other applicable law or administrative regulations in respect of its business. Sun does have a potential cause of action against Sumitomo Bank, landlord for the facilities of the business of Sun. No suit has been filed and managment is currently negotiating with counsel for Sumitomo to determine a future action plan.

     (g) There has not been, since the date of the latest financial statement, and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of Sun.

     (h) Sun and its subsidiaries have adequate franchises, permits or operating rights without unusual restrictions to allow them to conduct the business in which they are presently engaged, except in certain instances where in the reasonably exercised judgment of Sun the lack of a current franchise, permit or operating right has no adverse effect on the conduct of such business.

     (i) As of the date of this Agreement neither Sun nor any of its subsidiaries is a holder of or a party to any written or oral (i) contract for employment of any officer or other person, (ii) contract with any labor union, (iii) bonus, pension, profit sharing, retirement, stock purchase, stock option,

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insurance, or similar plan or practice in effect with respect to its employees or other persons, (iv) indenture of mortgage, debenture, indenture, loan or borrowing agreement, (v) bonding arrangement, including performance bond, (vi) continuing contract for future purchase, sales, lease or distribution of materials, services, supplies, products, or equipment involving annual payments in excess of $5,000, (vii) lease or other commitment for the rental of office space, storage or other facilities, (viii) contract or lease agreement for the acquisition or lease of motor vehicles, (ix) patent, patent application, patent right, patentable inventions, trademark, trademark registration and applications therefor, trade name, copyright, copyright registration and application therefor, patent license granted to or by Sun or its subsidiaries and in force or contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by Sun or its subsidiaries, (x) insurance policy covering its properties, buildings machinery, equipment, and persons, firms or operations, or the life of any person, (xi) agreement between a present employee of Sun and persons, firms or corporations other than Sun relating in whole or in art to disclosure, assignment or patenting of inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, including without limitation thereto, to the best knowledge of Sun, agreements entered into by such employees prior to the time they became employees of Sun, or (xii) material contract or commitment not made in the ordinary course of business.

     (j) Sun has the corporate power to enter into this Agreement, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action, and this Agreement constitutes the valid and binding obligation of Sun.

     (k) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by Sun will not conflict with or result in any beach of any of them terms, conditions or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of Sun or any of its subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which Sun or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or affected.

     (l) This Agreement and the memoranda and documents furnished hereunder on behalf of Sun do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact which materially adversely affects or in the future (so far as Sun can now foresee) will materially adversely affect the business operations, affairs or condition of vitro or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement or other documents and papers furnished hereunder.


     12.  SURVIVAL OF WARRANTIES

     The representations and warranties made herein by TBC and Sun shall survive the Closing hereunder.


     13.  CONDITIONS TO THE OBLIGATIONS OF TBC

     The obligations of TBC hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the outstanding shares of Sun Common Stock.

     (b) Each shareholder of Sunwill have properly executed and delivered the shareholders agreement described in paragraph 4 hereof.

     (c) Sun shall have furnished TBC with (1) a copy of resolutions duly adopted by the holders of more than fifty percent (50%) of its issued and outstanding shares of Sun Common Stock entitled to vote, evidencing approval of this Agreement and the Exchange Agreement and the transactions contemplated hereby and thereby; and (2) a copy of resolutions duly adopted by the Board of Directors of Sun approving the execution and delivery of this Agreement and the Exchange Agreement and authorizing all necessary or proper corporate action to enable Sunto comply with the terms hereof and thereof.

     (d) The representations and warranties of Sun contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business, and TBC shall have received from Sun at the Closing a certificate, dated the Closing Date, of the President or a Vice President of Sun to that effect.

     (e) Each and all of the respective agreements of Sun to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and Sun shall have delivered to TBC a certificate dated the Closing Date, of the President of Sun to that effect.


     14.  CONDITIONS TO THE OBLIGATIONS OF SUN

     The obligations of Sun hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the outstanding shares of Sun Common Stock.

     (b) All the terms and covenants of this Agreement to be complied with or performed by TBC shall have been fully complied with and performed.

     (c) All representations and warranties of TBC contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and TBC shall have delivered to Sun a certificate dated the Closing Date of the President of TBC to that effect.

     (d) The necessary approvals described in paragraph 7 hereof shall have been granted.

     (e) On the Closing Date, TBC shall have furnished Sun with a copy of resolutions duly adopted by the Board of Directors of TBC approving the execution and delivery of this Agreement and authorizing all necessary or proper corporate action to enable TBC to comply with the terms of this Agreement.


     15.  TERMINATION AND MODIFICATION RIGHTS

     (a) This Agreement (except for the last three sentences of paragraph 3 hereof) may be terminated at any time prior to the Closing Date by (1) mutual consent of the parties hereto authorized by their respective Boards of Directors or (2) upon written notice to the other party, by either party upon authorization of its Board of Directors:

          (i) if in its reasonably exercised judgment there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party comes to the attention of the other party;

          (ii) if the terms, covenants or conditions of this Agreement to be complied with or performed by one of the other parties at or before the Closing Date shall not have been materially complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the party giving notice of termination; and

          (iii) if any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

     (b) As provided in paragraph 2(a), this Agreement may be terminated by either party upon notice to the other in the event the Closing shall not be held by December 31, 1995.

     16.  SUN'S REMEDIES FOR NONPAYMENT OF CASH

     (a) In the event any payment to Shareholder by TBC is not made as required by Section 2(b) hereinabove, TBC shall have 30 days to cure such default by making the payment of all sums due under this Agreement.

     (b) In the event TBC does not make all of the cash payments described above, Shareholder shall be entitled to rescind the transactions contemplated by this Agreement by delivering to TBC the TBC Common Stock shares, that are held by the escrow agent under the escrow agreement to be executed by the parties, issued to the shareholders of Sun and TBC shall deliver to Sun all of the Sun Common Stock shares which shall be delivered to TBC upon the closing of this Agreement, for delivery to the Sun shareholders from which they came. Upon the exchange of the shares it is intented that control of Sun shall be returned to the previous Sun shareholders from TBC.

     (c) In the event all such payments totaling of one million five hundred thousand dollars ($1,500,000.00) are not paid in full and in the timely manner provided for under the terms of the Merger Agreement, then and in that event, and without prejudice to any other rights or remedies Sun, SCCG and/or Shareholder may have, all payments then made to date to Shareholder shall be deemed to constitute liquidated damages (and not a forfeiture) and neither Sun nor SCCG nor Shareholder shall be deemed to have any further obligations to Tampa Bay under the Merger Agreement, the Exchange Agreement, the Employment or the License Agreement and Sun's escrow agent shall be and hereby is, under such circumstances, irrevocably instructed to return the endorsed shares to Shareholder and to TBC.

     17.  EXPENSES

     In the event this Agreement is terminated without consummation at the Closing, TBC shall each pay all of the respective expenses incurred for the purpose of carrying this Agreement into effect.

     18.  FINDERS

     Each of the parties represents that no broker, agent, finder or similar person has been retained or paid and that no brokerage fee or other commission has been agreed to be paid for or on account of this Agreement.

     19.  GOVERNING LAW AND VENUE

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, United States of America. The parties hereby expressly agree that the proper venue for any claim or cause of action by the parties shall be district Court for Riverside County, California and the each party upon execution of this Agreement consents to the service of process from such court.

     20.  NOTICES

     Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

     Tampa Bay Corporation
     4530 N. 40th Street
     Phoenix, AZ  85018

     Sun Broadcasting Systems, Inc.
     1000 East Tahquitz Canyon Way
     Palm Springs, California 92262

     Greg McDonald
     444 Via Las Palmas
     Palm Springs, California 92262


     21.  BINDING NATURE AND ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but it may not be assigned by any party without the consent of the other.

     22.  ASSIGNMENT

     Rights and obligations of a party to this Agreement may not be assigned or transferred without the other party's prior written consent thereto.

     23.  MODIFICATION

     No modification or amendment of this Agreement shall be valid unless it is in writing and signed by both parties hereto.

     24.  COMPLETE AGREEMENT

     This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties.

     25.  WAIVER

     The waiver by either party of a breach of any term of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.


     26.  HEADINGS

     The headings in this Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.

     27.  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the date first above written.

                          TAMPA BAY CORPORATION


                       By: /s/
                           ---------------------------------
                          Title:   President
ATTEST:

/s/
----------------------------
     Secretary

                         SUN BROADCASTING SYSTEMS, INC


                      By: /s/
                           ---------------------------------
                         Title:   President
ATTEST:


----------------------------
     Secretary

                         GREG MCDONALD

                           /s/ GREG MCDONALD
                           ---------------------------------

                                  EXHIBIT A


                            AGREEMENT OF EXCHANGE
                                      OF
                            TAMPA BAY CORPORATION
                                     AND
                        SUN BROADCASTING SYSTEMS, INC.


     AGREEMENT OF EXCHANGE made as of the 8th day of December, 1995, by and between Tampa Bay Corporation, a Nevada corporation (herein "TBC"), and Sun Broadcasting Systems, Inc., a California corporation (herein "Sun"). TBC and Sun are sometimes hereinafter collectively referred to as the "Parties".

                                  RECITALS:

     TBC is a Nevada corporation organized on March 18, 1987 and its authorized capital stock consists of 50,000,000 shares of common stock, no par value (the "TBC Common Stock") and 5,000,000 shares of preferred stock, of which 6,082,100 shares of TBC Common Stock and no shares of Preferred Stock were issued and outstanding as of December 8, 1995 and no shares of TBC Common Stock or Preferred Stock are reserved for issuance upon exercise of no outstanding common or preferred stock purchase warrants or options.

     Sun is a California corporation organized on December 22, 1992 and its authorized capital stock consists of 100,000 shares of common stock, no par value (the "Sun Common Stock") of which no shares of Sun Common Stock were issued and outstanding as of December ___, 1995 and no shares of Sun Common Stock were reserved for issuance upon exercise of any outstanding common stock purchase warrants or options.

     TBC and Sun have entered into an Agreement and Plan of Reorganization dated December ___, 1995 (the "Reorganization Agreement") setting forth certain representations, warranties, agreements and conditions in connection with the exchange provided for herein.

     The respective Board of Directors of TBC and Sun have, by resolution, duly approved the execution of and the transaction contemplated by the Reorganization Agreement and this Agreement of Exchange and directed that they be submitted to the shareholders of Sun for adoption and approval.


     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                      I

                                   EXCHANGE

     1.1 In accordance with the provisions of this Agreement and Section 1(a) of Reorganization Agreement, each of the 100,000 shares of Sun Common Stock outstanding as the Effective Date of the Exchange shall be exchanged for two million (2,000,000) shares of TBC Common Stock to be issued upon the Effective Date of the Exchange. TBC shall be and is herein sometimes referred to as the "Acquiring Corporation".

     1.2 Upon the Effective Date of the Exchange (as defined in Article III hereof) Sun shall become a wholly-owned subsidiary of TBC, (i) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Exchange and (ii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Exchange. All rights of creditors and all liens upon the property of each of the Parties shall be preserved unimpaired.

     1.3 TBC hereby agrees that at and after the time when the Exchange shall become effective and as and when required by the provisions of the Reorganization Agreement, TBC will issue certificates representing that number of shares of common stock, $.001 par value, of TBC (collectively, "Exchange Shares") for which shares of Sun Common Stock issued and outstanding immediately prior to the Effective Date of the Exchange will, as of the Effective Date of the Exchange and by virtue of the Exchange, be exchanged as hereinafter provided.

     1.4 The Exchange shall not become effective until the following actions shall have been completed: (i) this Agreement of Exchange shall have been adopted and approved by the shareholders of Sun in accordance with the requirements of California corporate law; and (ii) all of the other conditions precedent to the consummation of the Exchange specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.


                                      II

                              EXCHANGE OF SHARES

     The manner and basis of exchanging shares of Sun Common stock for the Exchange Shares and the exchange of certificates therefor, shall be as follows:

     2.1 Each one share of Sun Common Stock which shall be issued and outstanding immediately prior to the Effective Date of the Exchange shall, by virtue of the Exchange and without any action on the part of the holder thereof other than that set forth in the Reorganization Agreement, be exchanged at the Effective Date of the Exchange. If between the date hereof and the Effective

Date of the Exchange, TBC or Sun shall either effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of their respective outstanding common stock, or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of the Exchange Shares to be issued and delivered as provided in this Agreement shall be appropriately adjusted.

     2.2 After the Effective Date of the Exchange certificates evidencing outstanding shares of Sun Common Stock shall evidence the right of the holder thereof to receive certificates for shares of the Exchange Shares at the applicable rate as aforesaid. Each holder of Sun Common Stock, upon surrender of the certificate or certificates, which prior thereto represented shares of Sun Common Stock, to the escrow agent, subject to the escrow agreement, which shall act as the exchange agent (the "Exchange Agent") for such shareholder to effect the exchange of certificates on their behalf, shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of the Exchange Shares into which the shares of Sun Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as aforesaid. Until so surrendered, each such outstanding certificate for shares of Sun Common Stock shall be deemed for all corporate purposes, including voting rights, subject to the future provisions of this Article II, to evidence the ownership of the shares of the Exchange Shares into which such shares have been so exchanged. No dividends or distributions will be paid to persons entitled to receive certificates for shares of the Exchange Shares pursuant hereto until such persons shall have surrendered their certificates which prior to the Effective Date of the Exchange represented shares of Sun Common Stock; but there shall be paid to the record holder of each such certificate, with respect to the number of whole shares of the Exchange Shares issued in exchange therefor (i) upon such surrender, the amount of any dividends or distributions with a record date subsequent to the Effective Date of the Exchange and prior to surrender which shall have become payable thereon since the Effective Date of the Exchange, without interest, and (ii) after such surrender, the amount of any dividends thereon with a record date subsfective Date of the Exchange and prior to surrender and the payment date of which shall be subsequent to surrender; such amount to be paid on such payment date.

     2.3 No certificate representing a fraction of a share of the Exchange Shares will be issued and no right to vote or receive any distribution or any other right of a shareholder shall attach to any fractional interest in a share of the Exchange Shares to which any holder of shares of Sun Common Stock would otherwise be entitled hereunder. In lieu thereof, each holder of shares of Sun Common Stock entitled to a fraction of a share of the Exchange Shares shall receive one whole share of TBC Common Stock if the fraction of a share is equal to or greater than one-half share (.50); otherwise, the holder of the fraction of a share shall receive no additional share.

     2.4 If any certificate for shares of the Exchange Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of the

                                      3

                                     E-93

Exchange Shares in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     2.5 At the Effective Date of the Exchange, all shares of Sun Common Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.


                                     III

             EFFECTIVE DATE OF EXCHANGE; ABANDONMENT OF EXCHANGE

     3.1 Subject to the provisions of this Article III, this Agreement shall be submitted to the shareholders of Sun as provided in the Reorganization Agreement. If adopted and approved by the vote of the shareholders of each of the Parties, if required by statute, and if all of the conditions precedent to the consummation of the Exchange specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then unless terminated as provided in this Article III, the Exchange Certificate shall be filed as an exhibit to Articles of Exchange to be filed with the Secretary of the States of Nevada and California. The Effective Date of the Exchange is the date upon which a duly executed copy of the Artilces of Exchange is filed with the Secretary of the States of Nevada and California. The date when the Exchange shall become effective as aforesaid is herein called the "Effective Date of the Exchange".

     3.2 This Agreement of Exchange may be terminated and the proposed Exchange abandoned at any time prior to the Effective Date of the Exchange, and whether before or after approval of this Agreement of Exchange by the Board of Directors or shareholders of either of the Parties, in the manner provided in the Reorganization Agreement.



                                      IV
                                MISCELLANEOUS

     4.1 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Exchange, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

     4.2 At any time prior to the Effective Date of the Exchange the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto,
(b) waive (in the manner specified in Paragraph 16 of the Reorganization Agreement) any breach or inaccuracy in the representations and warranties contained in this Agreement of Exchange or in the Reorganization Agreement or in any document delivered pursuant thereto, or (c) waive (in the manner specified in Paragraph 15 of the Reorganization Agreement) compliance with any of the covenants, conditions or agreements contained in this Agreement of Exchange or in the Reorganization Agreement.

     4.3 The Parties to this Agreement are also parties to the Reorganization Agreement. The two agreements are intended to be construed together in order to effectuate their purposes, and said agreements are intended as a plan or reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement of Exchange to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, all as of the date first above written.


TAMPA BAY CORPORATION


By:/s/ WILLIAM BRIN
--------------------------
President


By:/s/ ALLEN STOUT
--------------------------
Secretary




SUN BROADCASTING SYSTEMS, INC.


By:/s/
--------------------------
     President


By:
--------------------------
     Secretary

                           AMENDMENTS TO AGREEMENT
                          AND PLAN OF REORGANIZATION

             AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


     THIS AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION ("Amendment") is made and entered into as of the 8th day of December 1995, by and between SUN BROADCASTING SYSTEMS, INC. a California corporation (hereinafter referred to as "Sun") and TAMPA BAY CORPORATION a Nevada corporation (hereinafter referred to as "TBC").

     This Amendment is for the express and limited purposes of amending and modifying certain provisions, terms, conditions, promises, covenants, representations, warranties, disclosures and agreements set forth in the Agreement and Plan Of Reorganization ("hereinafter referred to as The Merger Agreement") and the Agreement Of Exchange (hereinafter referred to as "The Exchange Agreement" ) entered into by and between Sun and TBC concurrently herewith. This transaction and all transactions and agreements related to this Reorganization is intended to provide for the purchase of all shares of Sun and the establishment of Sun as a wholly owned subsidiary of TBC. The new subsidiary shall be Sun Broadcasting Systems, Inc., a wholly owned subsidiary of Tampa Bay Corporation ("SBS").

     Upon the execution of this Amendment, the Merger Agreement and the Exchange Agreement, TBC shall also simultaneously therewith enter into an employment agreement (hereinafter "The Employment Agreement") with Greg McDonald (hereinafter referred to as "McDonald") and a non-exclusive phonograph record license agreement (herein after referred to as the "License Agreement") with Sun Classic Communications Group, Inc. (hereinafter referred to as SCCG), the full and complete executions of which and payments thereon shall respectively be deemed to be conditions concurrent and subsequent to the continuing validity of both The Merger Agreement and The Exchange Agreement.

     All terms, words and phrases used herein shall have the same meaning and import as and when the same are used in the Merger Agreement or the Exchange Agreement in any way with any matter set forth in the Merger Agreement or The Exchange Agreement the terms of this Amendment shall be deemed controlling and any conflict shall be resolved so as to reflect the further agreements and understandings of the parties as set forth herein.

NOW THEREFORE, Sun and TBC do hereby further agree as follows:

                                WITNESSETH:

1. Sun has licensing agreements and other contractual relationships that are intended to be transferred to the wholly owned subsidiary.

2. Until such time as all cash payments due from TBC to the shareholders of Sun have been made in full, all shares of Sun shall be held in trust and in the physical possession of Sun's attorney, Jeffrey P. Kranzdorf, in their duly endorsed form. An escrow agreement will be entered into by the parties to detail the interests of the parties and the requirements for the release of the stock. Attorney is hereby irrevocably instructed to deliver such share certificates to TBC only as and when Greg McDonald or his authorized agent, confirms to him in writing that the final payment of two hundred and fifty thousand dollars ($250,000.00) has been made, bringing the total of payments then made to such shareholders to one million five hundred thousand dollars ($1,500,000.00).

     The 2,000,000 shares of TBC shall also be delivered to Jeffrey P. Kranzdorf and held subject to the escrow agreement. Attorney is hereby irrevocably instructed to deliver such share certificates to Greg McDonald only as and when TBC or their authorized agent, confirms to him in writing that the final payment of two hundred and fifty thousand dollars ($250,000.00) has been made, bringing the total of payments then made to such shareholders to one million five hundred thousand dollars ($1,500,000.00).

     A portion of this payment shall be assigned to the so-called "flat" license fee in consideration of the right provided to TBC under the License Agreement. Upon receipt of the final payment, Sun's attorney is hereby instructed to deliver to TBC and to Greg McDonald, at such address as it may direct in writing, the duly endorsed certificates.

     TBC shall be granted a cure period of 60 days from the receipt of notice of default of payment from Greg McDonald. Upon receipt of the notice of default from Greg McDonald, TBC shall have 60 days to make the payment as detailed in the Merger Agreement ("Cure Period"). Upon failure to make the payment within the Cure Period.

     In the event all such payments totaling of one million five hundred thousand dollars ($1,500,000.00) are not paid in full and in the timely manner provided for under the terms of the Merger Agreement, then and in that event, and without prejudice to any other rights or remedies Sun, SCCG and/or McDonald may have, all payments then made to date to said shareholders shall be deemed to constitute liquidated damages (and not a forfeiture) and neither Sun nor SCCG nor McDonald shall be deemed to have any further obligations to Tampa Bay under the Merger Agreement, the Exchange Agreement, the Employment or the License Agreement and Sun's said attorney shall be and hereby is, under such circumstances, irrevocably instructed to return all of the endorsed shares to McDonald and to TBC.

3. If for any reason TBC shall elect subsequent to the execution hereof, but prior to the payment of the entire one million five hundred thousand dollars ($1,500,000.00) to Sun's shareholders and SCCG, to make a secondary public offering of TBC's shares to the public, to issue additional class(es) of its securities (equity or debt) to the public or to raise additional funding (equity or debt) through a private placement or other limited offering of its securities to third parties, then and in that event upon the closing of such offering(s), TBC shall first apply its share of the net proceeds derived therefrom to payment of the balance of all monies then remaining due to Sun's shareholders, SCCG and others (if any) as set forth in sub-paragraph l(b) of the Merger Agreement. TBC's obligation to apply such proceeds as aforesaid shall be fully, fairly and completely disclosed to any persons, bodies corporate or other entities purchasing such securities directly or indirectly from TBC in accordance with applicable law. These payments will be made in the amounts and at the times indicated in the Merger Agreement and will not be accelerated or paid off early.

4. Inasmuch as neither TBC nor Sun has had the opportunity to engage in the customary due diligence process prior to the execureements referred to herein. Sun hereby makes the following disclosures insofar as the assets, rights and liabilities of Sun and its affiliated company SCCG are concerned:

     (a) All assets (and any corresponding liabilities) which are subject to any agreement(s) entered into by and between Sun, SCCG or any of its subsidiaries or any individuals affiliated with any of them and Millas Entertainment Group Associates, Inc.. ("Millas") are, as of the date hereof, no longer considered to be assets of Sun (or an affiliated party as may be indicated), but as assets of Sun as a subsidiary of TBC. That till exchange for the use of any assets owned in conjunction with Millas, Sun shall be and remain fully liable for all lease payments due thereon. The assets of Millas are as listed in Exhibit B; and

          (i) As of the date hereof, SBS as a wholly owned subsidiary of TBC shall assume each and every obligation, account payable and account receivable of Sun and the leases entered into between Sun and or its affiliates with: I-Con Capital Corp., AT &T and any other miscellaneous leases, copies of which are delivered herewith; and

          (ii) No other leases or agreements will be assumed by SBS.

          (b) All master sound recordings subject of the License Agreement which are designated on the Schedules attached thereto as the "Millman Catalogue" were acquired recently by SCCG, which has no experience in marketing same. SCCG believes that the seller of such master sound recordings has passed good and marketable title thereto under the agreement pursuant to which SCCG acquired its non-exclusive worldwide and perpetual rights therein. However, notwithstanding SCCG's good faith belief in the foregoing as a matter of generality, TBC hereby acknowledges neither SCCG, nor Sun nor McDonald has any means by which to determine:

          (i) If all royalties have been paid to the artists whose performances are embodied in the recordings comprising the Millman Catalogue or to other third parties entitled thereto;

          (ii) If the signatures affixed to the various agreements under which Millman purports to have acquired his rights are BONA FIDE;

          (iii) If the parties purporting to have granted rights to Millman in fact were the appropriate parties to grant such rights or if the consent of other parties were at the time of Millman's acquisition, or now, are required;

          (iv) If all of masters recordings constituting the Millman Catalogue are of the quality sufficient to make them viable as commercial phonograph records and for use in other means of commercial exploitation, including, but not limited to so-called emerging technologies and formats; and

          (v) If there are any claims or liens against the Millman Catalogue which have not been heretofore disclosed by Millman to SCCG or McDonald.

     (c) Accordingly, SCCG and Sun are delivering to TBC copies of the agreement under which rights to the Millman catalogue and all other recordings comprising the SCCG catalogue were obtained. In this regard TBC acknowledges that no representations as to the status and nature of SCCG's interest in such recordings has been made except as set forth in these agreements. In some instances, SCCG has no ownership interest in the same, only a right to represent the license thereof. In others SCCG's rights are limited to a percentage of the net incomes generated thereby. In such instances the recording artists whose performances are embodied in the recording may be entitled to as much as fifty percent (50%) of such net incomes. In most instances the rights provided for are of a purely non-exclusive nature.

     (d) Sun makes no representation hereunder or otherwise that from its inception to date that it has been or will become profitable nor does it make any representation as to the fair market value or physical condition of its assets.

5. Upon entering into the Merger Agreement and The Exchange Agreement, TBC hereby further agrees, upon the full execution thereof that it shall:

     (a) Assume the following current obligations of Sun, SCCG, McDonald, any affiliated corporation(s) any other personal guarantors and fully and completely hold the same harmless from any against any loss, cost action, expense, damage, claim or amounts due in connection with or arising out of

          (i) the ground lease on the premises located at 1000-C/D East Tahquitz Canyon Way, Palm Springs, California 92262 ("Premises");

          (ii) all equipment leases, chattel mortgages, financing agreements, security agreements and rental contracts ("Leases") pertaining to items located in or about the

                                      4

                                    E-100

          Premises.


     (b) True and correct copies of all such Leases are being likewise delivered by Sun to TBC concurrent with the execution hereof.

     (c) In this regard TBC shall use all reasonable efforts to see to it that all third party creditors with interests in the matters referred to in the preceding sub-paragraph enter into formal assumption agreements under which creditors acknowledge in writing TBC's irrevocable assumption of all such obligations and, to the extent possible, shall obtain the releases therefrom of all of the prior primary obligors and guarantors.

6. Delivered by Sun to TBC herewith is a true and correct copy of an operating agreement between Sun Presentations, Inc ("Sun Presentations") and Erik J. Rhulen (the "Rhulen Agreement") pertaining to the operation of a bar and grill and live entertainment center on a portion of the Premises detailed in 5(a)(i). TBC acknowledges, agrees and understands that the Rhulen Agreement in accordance with its terms shall survive the conclusion of the Merger Agreement and The Exchange Agreement.

     Sun hereby warrants and represents that it believes in good faith that no provision of the Rhulen agreement nor the respective performances of the parties thereto thereunder shall in any way interfere with Sun's substantial enjoyment of the Premises subsequent to TBC's acquisition of Sun. TBC acknowledges the continuance of the respective parties rights under the Rhulen Agreement and covenants that is shall cooperate with Sun and Sun Presentations so as to provide for a quiet and peaceful co-enjoyment of the Premises between and amongst all parties in accordance with the terms of all relevant agreements pertaining thereto.

7. All obligations of TBC under the Merger Agreement, the Exchange Agreement, the License Agreement, the Employment Agreement and any other and further obligations assumed by TBC hereunder are hereby expressly irrevocably and forever guaranteed by Equity Investors, Inc. ("Equity"). Equity hereby agrees, acknowledges and understands that absent such guaranty, Sun would not have entered into the aforementioned agre way any of the aforementioned agreements, the aggrieved parts(ies) may proceed directly against Equity irrespective of whether such party(ies) elect(s) to proceed against TBC and Equity hereby irrevocably waives for itself, its successors, assigns, shareholders, officers, directors, agents and employees any requirement that such aggrieved party(ies) first proceed against and/or exhaust its/their remedies against TBC as a prerequisite to proceeding against Equity and the other aforementioned individuals.

8. The covenants hereunder are subject to applicable laws. If any part of this Amendment shall be declared invalid or unenforceable by a court of component jurisdiction, it shall not affect the validity of the balance of this Agreement provided, however, that if any provision of this Agreement pertaining to the payment of monies to Sun shareholders shall be declared invalid or unenforceable, Sun shall have the right, at its option, to terminate this Agreement upon giving not less than ten (10) days' written notice to TBC.

9. This Agreement may not be modified orally; no waiver, amendment or modification shall be binding or effective unless in writing and signed by the parties sought to be bound.

10. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and Time is of the essence with respect to all payments due under the Merger Agreement, subject to the termination cure period provided for in paragraph 8 hereinabove.

11. In the event of any action, suit or proceeding hereunder, the party prevailing, to the greater extent, shall be entitled to recover reasonable attorney's fees in addition to the cost of said action, suit or proceeding.

     Additionally, TBC agrees to pay upon presentation of his invoice therefore all attorney's fees incurred by Sun with Jeffrey P. Kranzdorf, Esq in connection with his preparation of this agreement and the Employment and License agreements prepared contemporaneously herewith. Such obligation to pay said attorney's fees shall be a condition to the closing of all transactions contemplated hereunder. The hourly rate for all such services so rendered shall be at attorney's standard rate. These fees shall not exceed $3,000.00.

     TBC acknowledges that although it is solely responsible for the payment of such fees, Jeffrey P. Kranzdorf, in performing such services, is acting as counsel for Sun, SCCG and McDonald only. TBC hereby irrevocably and forever waives any potential claims of conflict of interest as a result of such representation and payment arrangement.

12. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All documents and agreements referred to herein and delivered to TBC concurrent with the parties execution hereof and that of the Merger Agreement, the Exchange Agreement and the License Agreement are integral parts hereof and their terms to as if set forth at length.

13. No party hereto shall be liable to the other for any failure to perform or a delay in performance of its obligations hereunder caused by an Act Of God, outbreak of hostilities, riots, civil disturbance, act of terrorism, the act of any government or authority (including any revocation of any license or consent), fire, explosion, flood, fog or bad weather, default of suppliers or sub-contractors, theft, malicious damage, strike, lock-out or industrial action of any kind, cause or circumstance beyond its reasonable control.



IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


Sun Broadcasting Systems, Inc.          Tampa Bay Corporation


By: /s/ GREG MCDONALD              By: /s/ WILLIAM BRIN
------------------------------         ---------------------------
     Greg McDonald
     its Chairman and CEO          its President/CEO


Date: 12/8/95                      Date: 12/8/95
------------------------------         ---------------------------

           SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

     THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION ("Second Amendment") is made and entered into as of the _______ day of January 1996, by and between SUN BROADCASTING SYSTEMS, INC. a California corporation (hereinafter referred to as "Sun") and TAMPA BAY CORPORATION a Nevada corporation (hereinafter referred to as "TBC").

     This Second Amendment is for the express and limited purposes of amending and modifying certain provisions, terms, conditions, promises, covenants, representations, warranties, disclosures and agreements set forth in the Agreement and Plan Of Reorganization (hereinafter referred to as the "Merger Agreement") and the Agreement Of Exchange (hereinafter referred to as "The Exchange Agreement" ) entered into by and between Sun and TBC concurrently herewith and the Amendment to Agreement and Plan of Reorganization ("First Amendment").

AGREEMENT:

     The purpose of this Second Amendment is to modify the terms of payment as detailed in the Merger Agreement Section 1(b). The table shall be eliminated from the paragraph and replaced with new terms of payment. The paragraph shall read:

"    (b)  In addition to the issuance of the TBC Common Stock to the prior holders of Sun Common Stock on a pro rata basis, TBC shall pay such total sum of cash as set forth below on such indicated dates and such total sum is to be divided and paid to the holders of the Sun Common Stock, as of the date and time immediately prior to the exchange of TBC Common Stock for the Sun Common Stock, on a proportionate share basis.

A. A payment of $50,000.00 on January 20, 1996 to Sun Studios to be used for general corporate overhead.

B. A payment of $50,000.00 on February 20, 1996 to Sun Studios to be used for general corporate overhead.

C. A payment of $50,000.00 on March 20, 1996 to Sun Studios to be used for general corporate overhead.

D. A payment of $50,000.00 on April 20, 1996 to Sun Studios to be used for general corporate overhead and a payment of $200,000.00 to Gregory McDonald as a payment credited to the $1,500,000.00 cash purchase price.

E. A payment of $50,000.00 on May 20, 1996 to Sun Studios to be used for general corporate overhead and a payment of $200,000.00 to Gregory McDonald as a payment credited to the $1,500,000.00 cash purchase price.

F. A payment of $50,000.00 on June 20, 1996 to Sun Studios to be used for general corporate overhead and a payment of $200,000.00 to Gregory McDonald as a payment credited to the $1,500,000.00 cash purchase price.

G. A final payment of $900,000.00 on July 20, 1996 for the purchase of Sun Studios from the proceeds of a secondary offering scheduled for May 15, 1996.

     It is further agreed that the December 1995 payment of $50,000.00 will charged to general overhead use and not applied to reduce the outstanding balance of the Purchase Price. It is further agreed that in the event that the secondary offering is not registered and sold by June 20, 1996 that the payment schedule of $50,000.00 general corporate overhead will continue until McDonald has been paid a total of $1,500,000.00.

     The tax consequences of the above-described payments are the sole responsibility of Sun and/or Sun's shareholders, and Sun and its shareholders shall bear the burden of paying any taxes resulting from the
transactions contemplated by this Agreement.   The subsidiary shall have
not responsibility for the payment of taxes caused by this transaction and shall be indemnified to that effect by Sun and Sun's shareholders."

All other terms and conditions previously agreed to will remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the date first above written.

                         TAMPA BAY CORPORATION

                       By: /s/ WILLIAM BRIN
                         -----------------------------------
                          Title:   President

Attest:  /s/ ALLEN STOUT
      -------------------------------
     Secretary

                         SUN BROADCASTING SYSTEMS, INC

                      By: /s/ GREG MCDONALD
                         -----------------------------------
                         Title:   President

Attest:
      -------------------------------
     Secretary
                         GREG MCDONALD

                           /s/ GREG MCDONALD
                         -----------------------------------

                          ASSET PURCHASE AGREEMENT

                          ASSET PURCHASE AGREEMENT

Agreement made the 18th day of March, 1996, between Reality Entertainment, a Nevada corporation having its principal office at 32766 Barrett Dr., Westlake Village, CA 91361, as Seller, and Tampa Bay Corporation., a Nevada corporation having its principal office at 2119 E. Thomas Rd. Suite C, Phoenix, AZ 85018 as Buyer.

                                  RECITALS

     A. Seller now owns and operates a record publishing company and desires to sell the assets of such business, together with its property and assets (as set forth herein), as a going concern on the terms and conditions herein set forth.

     B. Buyer desires to purchase such business, property, and assets, and is willing to transfer a certain amount of its stock on the terms and conditions herein forth.

     C. Seller has provided for the winding up and settling of its corporate affairs in voluntary dissolution and for the distribution to its shareholders of its net assets in complete liquidation.

     In consideration of the covenants hereinafter set forth, the parties agree as follows:


                                 SECTION I
                              SALE OF BUSINESS

     Seller shall sell, transfer, and deliver to buyer and buyer shall purchase, free and clear of all liens, pledges, or encumbrances of any kind, seller's existing business and assets, including but not limited to the good will of the business as a going concern, the right to use the name Reality Entertainment., or any variant thereof, all of the seller's rights under its contracts, licenses, trademarks, copyrights, and agreements, all assets and property used by seller in such business.


                                 SECTION II
                               PURCHASE PRICE

     In consideration of the sale of assets and properties under this agreement, buyer shall transfer 500,000 144 shares of its common stock to seller as outlined in Schedule "A", together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Additional shares will be issued to seller as outlined in Schedule "A".

                                SECTION III
                         ASSUMPTION OF LIABILITIES

     The Seller will operate as a wholly owned subsidiary of Buyer. Seller will be responsible for all of its liabilities prior this agreement as well as liabilities arising in the ordinary conduct of its business.


                                 SECTION IV
                          INSTRUMENTS OF TRANSFER

     Seller shall deliver to buyer a bill of sale, endorsements, assignments, and such other instruments of conveyance and transfer as shall be reasonable and necessary to vest in buyer marketable title to the assets being sold, conveyed, and delivered hereunder.


                                 SECTION V
                  SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller represents and warrants as follows:

     (1) ORGANIZATION. Seller is a corporation duly organized, existing, and in good standing under the laws of the State of _______________; it has the corporate power to carry on its business as it is now conducted; and it is qualified to do business in __________________. Seller is authorized to issue ______ shares of common stock, with ________ par value, and ________ shares of preferred stock, with par value. _______ common shares and no preferred shares are outstanding.

     (2) AUTHORITY. The board of directors of seller has duly approved a plan of liquidation and has authorized the execution, delivery, and performance of this agreement by seller.

     (3) FINANCIAL STATEMENTS. Seller is solvent and has made adequate provision for payment of its debts. It has delivered to buyer copies of its financial statements, certified by ___________, independent certified public accountant, for the year ending 1995, including audited balance sheets, audited statements of profit and loss accounts. All such statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and fairly reflect the financial position of seller as ofthe end of such periods and the result of operations during such periods.

     (4) TITLE TO ASSETS. Seller has good and marketable title to all of its properties and assets that are reflected in Schedule "B". Such properties and assets are owned by seller free and clear of all mortgages, liens, and encumbrances. Seller is not party to amy employment agreement, collective bargaining agreement, or pension, profit-sharing or retirement plan or agreement that relates to any period beyond the closing date. Copies of all such written agreements have been supplied to buyer, and seller warrants that there are no other plans or arrangements for deferred compensation or fringe benefits for any of its employees.

     (5) TAXES. All tax returns required to be filed by seller have been duly filed and seller has paid or adequately provided for any and all taxes shown by such returns to be due and payable.

     (6) ABSENCE OF LITIGATION. There are no suits, governmental proceedings, or litigation pending or, to the knowledge of the seller, threatened against seller that might materially affect the finan'cial condition, business, or property of seller or its properties.. No labor dispute is pending or, to the knowledge of seller, threatened against seller.

     (7) ABSENCE OF CHANGE. Since ________________, the date of the balance sheet seller has not issued any stock, bonds, or other corporate securities except for the list previously furnished by Seller of current shareholders including Treasury Agents, Inc.; incurred any obligation or liability to shareholders, or purchased or redeemed any shares of its common stock; mortgaged, pledged, or subjected to lien any of its assets, tangible or intangible; sold or transferred any assets or canceled any debts or claims except in the ordinary course of business; granted any uniform increase in the compensation of employees; disposed or permitted to lapse any patents, trademarks, or trade names; suffered any extraordinary losses or waived any rights except in the ordinary course of business. Since the above mentioned date there has been no substantial change in the financial condition, assets, liabilities, or business of seller.

     (8) ACCESS TO RECORDS. Sellers shall give to buyer free access during normal business hours, to all books and records of sellers, and will allow buyer to make copies of those books and records which are reasonably requested by buyer.


                                SECTION VII
                   BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants that,

     (1) ORGANIZATION. Buyer is a corporation duly organized and existing and in good standing under the laws of the state of Nevada and the information contained in the "Corporate Profile", attached hereto as Exhibit "C" is true and correct.

     (2) AUTHORITY. Buyer's articles of incorporation authorize it to acquire and operate the properties and business now owned and operated by seller. The execution, delivery, and performance of this agreement by buyer has been duly authorized by proper corporate action, including authorization by buyer's board of directors.

     (3) FINANCIAL STATEMENTS. Buyer has delivered to seller copies of financial statements of buyer, all of which have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, including, with respect to fiscal year ending December 31, 1995, an audited balance sheet.

     (4) TITLE TO ASSETS. Buyer has good and marketable title to all of its properties and assets that are reflected in the audited balance sheet of December 31, 1995. Such properties and assets are owned by seller free and clear of all mortgages, liens, and encumbrances. Seller is not party to any employment agreement, collective bargaining agreement, or pension, profit-sharing or retirement plan or agreement that relates to any period beyond the date of execution of this agreement. Buyer warrants that there are no past or present plans or arrangements for deferred compensation or fringe benefits for any of its employees.

     (5) TAXES. All tax returns required to be filed by buyer have been duly filed and buyer has paid or adequately provided for payment of any and all taxes shown by such returns to be due and payable.

     (6) ABSENCE OF LITIGATION. There are no suits, governmental proceedings, or litigation pending or, to the knowledge of the buyer, threatened against buyer that might materially affect , to the knowledge of buyer, threatened against buyer.

     (7) ABSENCE OF CHANGE. Since December 31, 1995, the date ofthe audited balance sheet buyer has not issued any stock, bonds, or other corporate securities; incurred any obligation or liability except in ordinary course of its business; declared or paid any dividend or payment for distribution to shareholders, or purchased or redeemed any shares of its common stock; mortgaged, pledged, or subjected to lien any of its assets, tangible or intanfole; sold or transferred any assets or canceled any debts or claims except in the ordinary course of business; granted any uniform increase in the compensation of employees; disposed or permitted to lapse any patents, trademarks, or trade names; suffered any extraordinary losses or waived any rights except in the ordinary course of business; or entered into any other transaction except in the ordinary course of business. Since the above-mentioned date there has been no substantial change in the financial condition, assets, liabilities, or business of seller.

     (8) ACCESS TO RECORDS. Buyer shall give to seller reasonable access to all books and records of buyer, and will allow seller to make copies ofthose books and records which are reasonably requested by seller.


                                SECTION VIII
                CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     The obligations of buyer under this agreement are subject to fulfillment of each of the following conditions prior to or at the closing:

     ( 1) All proceedings, instruments, and documents required of sellers under this agreement shall be reasonably satisfactory in form and in substance to buyer's counsel.

     (2) The instruments and conveyances of transfer executed and delivered by seller at the closing shall be valid in accordance with their terms, and shall effectively vest in buyer good and marketable title to the assets and business as contemplated by this agreement, free and clear of any liabilities, obligations, or encumbrances except those liabilities and obligations expressly assumed by buyers as provided herein.

     (3) There shall not have been any material breech of the representations or warranties of seller contained in this agreement, and such representations and warranties shall be substantially correct on the closing date, except as affected by transactions contemplated herein and changes occurring in the ordinary course of business.

     (4) Between the date of execution of this agreement and the closing date there shall not have been any material adverse change in the business or business prospects of seller.

     (5) The manner in which seller is conducting its business has not been in violation of any applicable law or regulation materially affecting the properties assets, and rights to be sold pursuant to this agreement, and seller shall not be a party to, or be threatened with, any litigation or proceeding relating to any transactions contemplated by this agreement.


                                 SECTION IX
                CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

All obligations of seller under this agreement are subject to the fillfilment prior to or at the closing of the following conditions:

     ( 1) Seller shall have received an opinion of counsel for buyer, to the effect that buyer is a Nevada corporation duly authorized to transact business and to hold property in the State of Texas; and all corporate proceedings required to be taken by buyer to carry out this agreement and to undertake the liabilities referred to in Section III have been duly and properly taken.

     (2) Representations and warranties made by buyer in this agreement shall be true and accurate in all material respects as of the closing date, except as affected by transactions contemplated herein and changes occurring in the ordinary course of business.

     (3) At the meeting of the directors of buyer as provided for in
Section X, the requisite number of directors shall have voted in favor of the purchase of the assets and business of buyer as specified in this agreement.


                                 SECTION X
                   ACTION BY BOARD OF DIRECTORS OF SELLER

     A special meeting of the board of directors of seller shall be held prior to the closing date for the purpose of voting on the authorization of the sale of properties and assets pursuant to this agreement.

                                 SECTION XI
                          INDEMNIFICATION OF BUYER

     Seller agrees to indemnify buyer against (1) all liabilities and obligations of seller not expressly assumed herein by buyer, (2) any damage, loss, or deficiency due to any breach of warranty, misrepresentation, or nonfulfillment of any agreement on the part of seller contained in this agreement or in any document or list delivered or to be delivered to buyer in connection with this agreement; and (3) all actions, suits, proceedings, judgments, costs, and expenses connected with such breach or misrepresentation.


                                SECTION XII
                         INDEMNIFICATION OF SELLER

     Buyer agrees to indemnify seller against (1) all liabilities and obligations of buyer not expressly disclosed herein by buyer; (2) any damage, loss, or deficiency due to any breach of warranty, misrepresentation, or nonfulfillment of any agreement on the part of buyer contained in this agreement or in any document or list delivered or to be delivered to seller in connection with this agreement; and (3) all actions, suits, proceedings, judgments, costs, and expenses connected with such breach or misrepresentation.


                                SECTION XIII
                                CLOSING DATE

     The closing with respect to the transactions contemplated by this agreement shall be held on May 15, 1996 via facsimile if necessary.


                                SECTION XIV
                                   BROKER

     Each party represents that no person, corporation, or partnership brought about this sale or is entitled to any commission.


                                 SECTION XV
                                  NOTICES

     All notices to be given hereunder shall be given in writing and shall be delivered personally or by registered or certified mail, postage prepaid, as follows:

     (1) If to buyer, address to 2521 E. Thomas Suite C, Phoenix, AZ 85018.
     (2) If to seller, address to 32766 Barrett Dr. Westlake Village, CA
     91361.

                                SECTION XVI
                              ENTIRE AGREEMENT

     This agreement, including the exhibits referred to herein, contains the entire agreement between the parties with respect to the transaction contemplated herein. It may be executed in any nurnber of counterparts or facsimiles, each and all of which shall be deemed for all purposes to be one agreement.


                                SECTION XVII
                               CHOICE OF LAW

     The laws of Arizona will govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     The corporate parties have caused this agreement to be executed on the date first above written.

Reality Entertainment, Seller


By:     /s/ Russ Regan AKA Harold Rustigian
     ----------------------------------------
     Russ Regan aka Harold Rustigian



Tampa Bay Corporation, Buyer


By:     /s/ Jeffrey S. Taylor
     ----------------------------------------
     Jeffery Taylor, V.P.

                                 E-112,E-113

                                SCHEDULE "A"

     Tarnpa Bay Corporation will issue l,500,000 shares of its common unregistered stock to Russ Regan aka Harold Rustigian and Robert Adams and/or their nominees on the following conditions:

     1. 500,000 (five hundred thousand) shares will be issued to Russ Regan aka Harold Rustigian and Robert Adams and/or their nominees on closing when:

               a) $1,000,000.00 is raised for Reality Entertainment by Robert Adams and Russ Regan aka Harold Rustigian.

     2. A stock option for a period of three years from this date to purchase 500,000 (five hundred thousand) shares will be issued to Russ Regan aka Harold Rustipan and Robert Adams and/or their nominees when pre-tax net revenues received by Reality Entertainment reach $5,000,000.00 (five million) with a cost of $1.00 (one dollar) per share.

     3. A stock option for a period of five years from this date to purchase 500,000 (five hundred thousand) shares will be issued to Russ Regan aka Harold Rustigian and Robert Adams and/or their nominees when pre-tax net revenues received by Reality Entertainment reach $10,000,000.00 (ten million) with a cost of $2.00 (two dollars) per share.

                                SCHEDULE "C"

                             CORPORATE PROFILE
                             ------------------

                           TAMPA BAY CORPORATION
                        1400 FIFTH AVENUE, SUITE 200
                            SAN DIEGO, CA 92101

CUSIP NUMBER . . . . . . . . . . . . . . . . . . . . . .875449109
STATE OF INCORPORATION . . . . . . . . . . . . . . . . . . NEVADA
DATE OF INCORPORATION. . . . . . . . . . . . . . . MARCH 18, 1987
TRADING SYMBOL . . . . . . . . . . . . . . . . . . . . . . . TBCR
S.E.C. FILE NUMBER . . . . . . . . . . . . . . . . . . . . . . .
TAX I.D. NUMBER. . . . . . . . . . . . . . . . . . . . 88-0225593

Date of I.P.O. . . . . . . . . . . . . . . . . . . . . . . . . .
Dividend Type of Register. . . . . . . . . . . . . . . . . . . .
Underwriter. . . . . . . . . . . . . . . . . . . . . . . . . . .
Close of I.P.O.. . . . . . . . . . . . . . . . . . . . . . . . .
Price of I.P.O.. . . . . . . . . . . . . . . . . . . . . . . . .

Authorized Shares. . . . . . . . . . . . . . . . . . .$55,000,000
Authorized Common. . . . . . . . . . . . . . . . . . . 50,000,000
Par Value. . . . . . . . . . . . . . . . . . . . . . . . . .$.001
Authorized Preferred . . . . . . . . . . . . . . . . . .5,000,000
Par Value. . . . . . . . . . . . . . . . . . . . . . . . . . $.25
144 Shares . . . . . . . . . . . . . . . . . . . . . . .2,027,600
Free Trading Shares. . . . . . . . . . . . . . . . . . .4,860,500
Total Outstanding. . . . . . . . . . . . . . . . . . . .6,907,100
Number of Shareholders . . . . . . . . . . . . . . . . . . . . 40
Date 144 Restriction Expires . . . . . . . . . . . . . . 12/08/96

Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . .0

                           FINANCIAL INFORMATION

Total Assets . . . . . . . . . . . . . . . . . . . .$4,167,423.00
Current Liabilities. . . . . . . . . . . . . . . . . . $1,826,274
Pending Litigation . . . . . . . . . . . . . . . . . . . . . None

                            CONTACT INFORMATION

C.P.A. . . . . . . . . . . . . . . . . . . . . . . William Clancy

                      CONSENT TO EXTENSION OF PAYMENT

                            CONSENT TO EXTENSION
                            --------------------



TO:  TAMPA BAY CORPORATION

Gentlemen:

By our execution hereof and in consideration of the sum of Fifty Thousand Dollars ($50,000.00), the sufficiency and receipt of which is hereby acknowledged, Tampa Bay Corporation ("TBC"), Sun Broadcasting Systems, Inc. ("SBS") and Greg McDonald ("GM") hereby agree to extend to a date through and including December 22, 1995, the date for the initial payment provided for under sub-paragraph 1(f) of the Agreement And Plan Of Reorganization ("Agreement") dated as of December 8, 1995. No other notice or action on the part of any party shall be required hereunder or under the Agreement in order to effect the extension herein provided for and no such extension shall affect the dates for any other payments provided for under the Agreement. Nothing set forth herein shall serve to enlarge, modify, cancel, amend, compromise or otherwise affect any other rights or obligations of TBC, SBS or GM under the Agreement and the payment made concurrent with the parties' execution hereof shall be applied to the cash portion of the purchase price contained therein.

WITNESS OUR HANDS this 15th day of December, 1995.

SUN BROADCASTING SYSTEMS, INC.


by:    /s/ Greg McDonald
     ----------------------------------------
     GREG McDONALD

 /s/ Greg McDonald
----------------------------------------
GREG McDONALD, individually


TAMPA BAY CORPORATION


By:      /s/ Allen Stout
     ----------------------------------------
     An authorized signer

                            CONSENT TO EXTENSION
                         -------------------------


TO: TAMPA BAY CORPORATION

Gentlemen:

By our execution hereof and in consideration of the sum of Fifty Thousand ($50,000.00), the sufficency and receipt of which is hereby acknowledged, Tampa Bay Corporation ("TBC"), Sun Broadcasting Systems, Inc. ("SBS") and Greg McDonald ("GM") hereby agree to extend to a date through and including December22, 1995, the date for the initial payment provided for under sub-paragraph 1 (i) of Agreement And Plan Of Reorganization ("Agreement") dated as of December 81, 995. No other notice or action on the part of any party shall be required hereunder or under the Agreement in order to effect the extension herein provided for and no such extension shall affect the due dates for any other payments provided for and no such extension shall affect the due dates for any other payments provided for under the Agreement. Nothing set forth herein shall serve to enlarge, modify, cancel, amend, compromise or otherwise affect any other rights or obligations of TBC, SBS or GM under the Agreement and the payment made concurrent with the parties execution hereof shall be applied to the cash portion of the purchase price contained therein.

WITNESS OUR HANDS this 15th day of December 1995

SUN BROADCASTING SYSTEMS, INC.

by:    /s/ Greg McDonald
     ----------------------------
     GREG McDONALD

  /s/    Greg McDonald
----------------------------
GREG McDONALD, individually

TAMPA BAY CORPORATION

By:    /s/ Allen Stout
     ----------------------------
     an authorized agent

                               ESCROW AGREEMENT

                               ESCROW AGREEMENT



DATE:          December 8, 1995

PARTIES: Jeffrey P. Kranzdorf, Esq., Los Angeles, California, an attorney (the "Attorney" or "Escrow Agent") and Tampa Bay Corporation, Phoenix, Arizona a Nevada Corporation (the "Company") and Greg McDonald (collectively the "Parties").

RECITALS:      The Company intends to acquire all the shares of Sun
               Broadcasting Systems, Inc. a California corporation under an Agreement and Plan of Reorganization and Amendment to Agreement and Plan of Reorganization attache to this Escrow
               Agreement as Exhibit A and Greg McDonald intends to sell his interest in Sun Broadcasting in exchange for cash and shares of Tampa Bay Corporation. Tampa Bay Corporation is to deposit 2,000,000 shares of its common stock in the escrow account and Greg McDonald is to deposit all the outstanding shares of Sun Broadcasting Systems, Inc.


     The Company and Greg McDonald desire to establish an escrow with the Attorney in which the shares of Sun Broadcasting Systems, Inc. and Tampa Bay Corporation will be held by the Attorney, in trust under the terms of this Escrow Agreement. ("Agreement")


AGREEMENTS:    Therefore, in consideration of the mutual covenants herein contained, the Escrow Agent and the Company agree as follows:

     1. ESCROW ACCOUNT. Jeffrey P. Kranzdorf will act as Escrow Agent in connection with the agreements attached as Exhibit A. As Escrow Agent, the Attorney will establish escrow accounts (the "Escrow Accounts"), will deposit all the shares into this account and keep those shares until authorized to release them under this Escrow Agreement and the agreements in Exhibit A.

     2. MANNER OF HOLDING. The Escrow Agent shall hold all share certificates in a safe deposit box or some other equally secure location subject to the terms of this Agreement. The Escrow Agent shall hold the safe-keeping receipt or other evidence of ownership of such certificates as agent for the shareholders and not as an asset of the Escrow Agent.

     3. DISBURSEMENT OF SHARES.

          3.1 TO THE COMPANY AND GREG MCDONALD. Shares for each of the parties will be disbursed to the parties when all of the following conditions have been met:

               (a) the Escrow Agent has received a certificate or certificates from Tampa Bay Corporation and Greg McDonald certifying that all conditions of the agreements in Exhibit A have been met; and

               (b) The Escrow Agent shall not have received notification from the Company that the agreements have been breached.

          4.2 TO GREG MCDONALD. The shares may be issued to Greg McDonald upon written notification to Escrow Agent by Greg McDonald. The shares shall be disbursed within 10 days of the receipt of the notice by Escrow Agent.

          3.3 TIMING OF DISBURSEMENT.

               (a) Provided that the conditions set forth in Section 4.1 hereof have been met, collected the shares shall be disbursed to the Company and Greg McDonald by the Escrow Agent upon receipt of written instruction from the Company directing that such shares be released to the Company and Greg McDonald.

               (b) The shares will also be disbursed upon the written agreement of the parties.

               (c) The shares are to be distributed within 10 days of the receipt of the compliance with the conditions or of the mutual consent of the parties.


     4. WITHDRAWAL OF THE AGREEMENTS. The parties to this agreement may mutually agree to terminate the relationships contemplated by the Agreements. If the Agreements are withdrawn, the parties shall so notify the Escrow Agent. In the absence of any such notification, the Escrow Agent shall assume that the Agreements have not been withdrawn.

     5. MAINTENANCE OF RECORDS. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of the escrow, the Escrow Agent shall provide the parties with a complete and accurate account of all such transactions. The parties shall also have access to such books and records relating to the Escrow Account at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

     6. EXCULPATION AND INDEMNIFICATION OF ESCROW AGENT. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation to any person to make any payment or delivery, to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto, or any other person, or any maker, guarantor, endorser of other signatory of any such document to perform such persons obligations under any such document. Except as provided in this Escrow Agreement, and except for instructions given to the Escrow Agent relating to the Escrow Account as provided for in this Agreement or accepted by the Escrow Agent, the Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made her Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own reasonable judgment, and may rely conclusively and shall be protected in acting upon, any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

     The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value, or genuineness or, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute
or deliver any property or document including this Escrow Agreement.   The
Escrow Agent shall have no responsibility with respect to the use or application or any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof, provided, however, that nothing herein shall relieve the Escrow Agent from liability for gross negligence or intentional wrongdoing in connection with the useubscription Proceeds. The Escrow Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies which it holds hereunder if made in accordance with Section 3 hereof.

     The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or any event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent may withhold from any payment of monies held by it hereunder such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless by the other parties hereto against any liability for taxes, and for any penalties or interest in respect of taxes, on such investment income or payments.

     The Escrow Agent shall be indemnified and held harmless, jointly and severally by the other parties hereto from and against any expenses, including legal fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly arises out of or relates to the Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder, the monies or other property held by it hereunder or any income earned from investment of such mon for the amount of any such expense or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss.

     Within five (5) days following the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing in accordance with the notification provisions of this Agreement. The other parties, or any of them, may defend the Escrow Agent against any such demand or claim if they so notify the Escrow Agent within fifteen (15) days following receipt of notice thereof from the Escrow Agent. The Escrow Agent shall not, however, be entitled to indemnification of any amount paid by it in connection with such claim or demand if, prior to the expiration of such fifteen (15) day period, the Escrow Agent pays or settles any such claim or demand in an amount which, when aggregated with any prior payments or settlements of all matters which have been or will be subject to indemnification hereunder, would exceed $500,000.00, unless the prior written consent of the other parties is obtained, which consent will not be unreasonably withheld, and provided that any such payment or settlement shall only be made by the Escrow Agent in a good faith exercise of its reasonable business judgment.

     If the other parties, or any of them, elect to negotiate any claim or demand or defend the Escrow Agent in the event of an action brought thereon, they shall do so at their own expense. The electing party or parties shall have the sole right to control any such litigation, negotiation, and agree to any settlement of any claim, demand or action, with legal counsel reasonably satisfactory to the Escrow Agent. The Escrow Agent shall reasonably cooperate in the defense of said claim or demand and shaense of any such action, including the engaging of its own separate legal counsel, except that the costs of any such separate legal counsel shall be borne by the Escrow Agent and shall not be subject to any indemnification by the other parties.

     If none of the other parties elects within the aforesaid fifteen (15) day period of election to defend the Escrow Agent, the Escrow Agent may defend itself, negotiate, settle, or pay any such claim or demand and be entitled to indemnification hereunder provided that the Escrow Agent's actions constitute a good faith exercise of its reasonable business judgment.

     Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it.

     For the purposes hereof, the term "expense and loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, defending against any such claim, demand, action, suit or proceeding Notwithstanding anything herein to the contrary, the other parties shall not be required to indemnify or hold harmless the Escrow Agent for any liabilities, costs or expenses incurred in connection with the Escrow Agent's gross negligence or intentional wrongdoing related to any action required of it herein.

     If any dispute or difference arises between the parties and any third person (including any Subscriber) and if any conflicting demand shall be made upon the Escrow Agent, the Escrow Agent shall not be required to determine the same or take any action relating thereto. The Escrow Agent may await settlement of the controversy by final appropriate l or the Escrow Agent may file suit in interpleader in the courts of the State of California, for the purpose of having the respective rights of the parties adjudicated, and may deposit with the court any or all monies held hereunder. Upon institution of such interpleader suit or other action, depositing such money with the court and giving notice of such action to the parties involved either by personal service, or in accordance with the order of the court, the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to the monies so deposited. The parties agree to pay to the Escrow Agent any and all costs and reasonable attorney's fees incurred by the Escrow Agent in connection with such interpleader or other action, and to indemnify and hold and save the Escrow Agent harmless from any and all loss, cost, damage or liability hereunder not arising from the gross negligence or intentional misconduct of the Escrow Agent. Upon making any such payment, the parties will be subrogated to the Escrow Agent's right to judgment for such costs, damages, etc. against third persons to the extent permitted by law.


     7. COMPENSATION OF ESCROW AGENT. For all services rendered by the Escrow Agent hereunder, the Escrow Agent shall be entitled to receive from the Company a fee (the "Fee") described and calculated as set forth in the attached exhibit. The Fee earned shall be payable on the date the shares are disbursed in accordance with Section 4 hereof. In addition, the Company shall reimburse the Escrow Agent for any and all costs, including reasonable attorney's fees, related to the preparation and execution of this Escrow Agreement.


     8. FURTHER ASSURANCES. From time to time, on and after the date hereof, the other parties hereto shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do any further acts, or cause such further acts to be done as the Escrow Agent shall rthe Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.


     9. RESIGNATION. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the other parties hereto at least fifteen (15) days' notice hereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the parties hereto all monies and property held hereunder (less such amount as the Escrow Agent is entitled to retain pursuant to Section 8) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within a thirty-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate.


     10. CONSENT TO SERVICE OF PROCESS. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of California and of any federal court located in such state in connection with any action, suit or other proceeding arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder, and waive personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder. Should the person so served fail to appear or answer within the time prescribed by law, that person shall be deemed in default and judgment may be entered by the complaining party against that person for the amount as demanded in any summons, complaint or other process so served.


     11. NOTICES. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first class mail, shall be deemed given when received and shall be addressed to the parties hereto or the Subscribers at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate from time to time in writing delivered in like manner:

          If to the Company:

          Tampa Bay Corporation
          4530 North 40th Street
          Phoenix, Arizona  85018

          If the Escrow Agent:

          Jeffery P. Kranzdorf
          _________________________
          _________________________
          _________________________

          If to Greg McDonald:

          444 Via Las Palmas
          Palm Springs, California 92262

     12. MISCELLANEOUS.

          12.1 ASSIGNMENT; BINDING EFFECT. This Escrow Agreement and the rights and obligations of the parties hereunder may not be assigned without the express written consent of the Escrow Agent. This Escrow Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. No other person shall acquire or have any right under, or by virtue of, this Escrow Agreement. This Escrow Agreement may not be modified, amended or supplemented without an express written agreement executed by the Escrow Agent and the other parties hereto.

          12.2 GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

          12.3 HEADINGS. The headings in this Escrow Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof.


IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


TAMPA BAY CORPORATION

By
     --------------------------------

Title
     --------------------------------

GREG MCDONALD



By /s/ GREG MCDONALD
     --------------------------------

Title   President

JEFFREY P. KRANZDORF
ESCROW AGENT




By
     --------------------------------

Title
     --------------------------------

                             EXECUTIVE EMPLOYMENT
                                  AGREEMENT

                       EXECUTIVE EMPLOYMENT AGREEMENT


     THIS AGREEMENT (this "Agreement") is entered into as of December 8, 1995 by and between SUN BROADCASTING SYSTEMS, INC. ("Employer"), a California corporation which is a wholly owned subsidiary of Tampa Bay Corporation ("TBC"), a Nevada corporation, and GREG McDONALD ("Employee").


                         FIRST: TERM OF EMPLOYMENT

     1.01 EMPLOYMENT PERIOD. Employer hereby employs Employee and Employee hereby accepts employment with Employer for a period of two (2) years beginning on December ____, 1995, in accordance with the provisions of this Agreement. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer hereunder, whether for the period provided above, or whether terminated earlier by either party, as hereinafter provided, or extended by actual agreement by Employer and Employee.


                        SECOND: DUTIES OF EMPLOYEE

     2.01 GENERAL DUTIES. Employer engages Employee to serve as General Manager, and Employee hereby agrees to act in that capacity, and to manage the day to day business of the Employer, which services shall be rendered to Employer under the terms and conditions hereinafter set forth. In his management of Employer's business operations, Employee shall during the Term hereof have the exclusive power to hire and discharge all other employees working in the operation. Employer hereby confirms Employee's prior hiring of all other employees currently employed in the business operation as it exists as of the effective date hereof. Employee has exclusive right to make all business and creative decisions for the Company. Until the payment of the $1,500,000.00 Employee cannot be discharged and Employee is in exclusive control of the physical operation and the premises.

     2.02 DEVOTION OF ENTIRE TIME TO EMPLOYER'S BUSINESS.   Except as
otherwise provided in this Agreement, Employee shall devote Employee's best efforts to the management of the Employer to insure the success of the venture. It is recognized that Employee has other business ventures and that some time of the Employee will be devoted to those other ventures. In no circumstance will Employee devote more time to the other businesses, in the aggregate, than to the Employer. Employee shall also be available to the Board of Directors of the Employer on a priority basis to assist in the operations of the Employer.

     2.03 POTENTIAL CONFLICTS OF INTEREST. It is acknowledged that Employee has other business ventures and entertainment companies that have potential conflicts of interest. Employee is under no obligation to disassociate from those businesses and the Employer acknowledges awareness of the potential conflicts. Employee will disclose to Employer any transaction that may be a conflict of interest.

                      THIRD: COMPENSATION OF EMPLOYEE

     3.01 SALARY. As compensation for Employee's services hereunder, Employee shall receive a salary of Two Hundred Thousand Dollars ($200,000.00) per year during the initial twenty four (24) month period constituting the term of this Agreement, with annual increases made on the anniversary date of the commencement hereof based on increases, if any, in percentage amounts equal to any increase in the Los Angeles area Consumer Price Index as determined by the Bureau of Labor Statistics of the United States Department of Labor. Should such Index cease to be published by the United States Government during the Term hereof, then the measure of such increase shall be determined by such other successor publication or other measure of inflation in consumer costs as may be then utilized by the United States Government.

     3.02 ADDITIONAL COMPENSATION. In addition to the compensation provided for in paragraph 3.01 above, Employer may be awarded an annual bonus, subject to approval of the board of directors, to be paid on January 1st of the year immediately following the year to which such annual bonus may apply in an amount equal to a percent of the Employer's net pre-tax profits calculated on a calendar year basis determined by the board of directors, at their sole discretion. To the extent Employer elects to institute a defined benefit or other deferred compensation plan or any other employee benefits as it shall in its sole discretion determine: Employee shall participate thereunder on the same basis as all other executive employees of the Employer.

     3.03 EMPLOYEE INSURANCE. Employer agrees to obtain health insurance for Employee and Employee's dependents, effective as of January 1, 1996, and Employee agrees to cooperate with Employer in obtaining such insurance and agrees to submit to the usual and customary medical examinations required thereof, which insurance shall be obtained and maintained at the sole expense of term hereof. Employer agrees to continue, unless Employer and Employee otherwise agree in writing, to maintain in force the group insurance plan(s) used by Employer for the benefit of all its full-time employees that coverage which was in place as of the date on which Employer was acquired by TBC.

     3.04 VACATION. Employee shall be entitled to three (3) weeks paid vacation during each twelve (12) month period during the employment term of this Agreement without reductions of Employee's compensation hereunder.
The times for taking of such vacation will be mutually agreed upon and arranged so as to not conflict or interfere with Employer's commitments with respect to Employee's services.

     3.05 ADVANCES. During the term hereof, Employer may advance amounts to Employee from time to time. These advances are at the discretion of the Employer and will require approval of the board of directors. In no event shall the advances exceed 10% of the annual salary of the Employee and all advances shall be repaid within 30 days of receipt.

     3.06 WITHHOLDING OF AMOUNTS FROM EMPLOYEE. Employer shall deduct and withhold from Employee's compensation all amounts required to be deducted or withheld pursuant to any present or future statute, law, ordinance, regulation, order, writ, judgment or decree requiring the withholding of compensation, including, but not limited to, withholding tax, FICA and other amounts required to be deducted or withheld pursuant to Federal, State or local law.

                      FOURTH: BUSINESS EXPENSES

     4.01 BUSINESS EXPENSES. During the period of this employment, Employee will be reimbursed for Employee's reasonable expenses in accordance with the general policy of Employer as adopted by Employer from time to time. Employer agrees to reimburse Employee, for automobile expenses, the amount of One Thousand Dollars ($1,000.00) per month; and for reasonable expenses in any of the following categories: professional, travel and entertainment expenses, home/car/fax telephone bills, and all other items of reasonable and necessary professional expenses incurred by Employee in the interest of the business of Employer. In this regard, Employee agrees to keep records of any and all such expenses and to furnish Employer reasonably detailed reports of Actual Expenses incurred by Employee as aforesaid. Employer shall supply Employee with a corporate American Express card issued in the name of the Employer. Employee shall only use such card for purposes of the Employer's business and shall submit to Employer a detailed expense report thereof within five (5) days of being presented with a copy of each American Express card statement.

     4.02 REIMBURSEMENT OF DISALLOWED COMPENSATION AND EXPENSES. In the event any compensation paid to Employee or expenses paid for Employee, or any reimbursement of expenses paid to employee, shall, upon audit or other examination of the income tax returns of Employer, be determined not to be allowable deductions from the gross income of Employer and such determination shall be acceded to by Employer or made final by the appropriate state or federal taxing authority or by a final judgment of a court of competent jurisdiction, and if no appeal has been taken therefrom or if the applicable period for filing notice of appeal has expired, then and in such event Employee shall repay to Employer the amount of such disallowed compensation or expenses or both. Such repayment may not be waived by Employer.


                    FIFTH: TERMINATION OF EMPLOYMENT

     5.01 TERMINATION OF EMPLOYMENT. Employee shall not be subject to discharge by Employer at any time unless such discharge is for disability as that term is defined in paragraph 5.02. In the event of a discharge for disability, Employee shall be entitled to receive any accrued but unpaid compensation as of the date of discharge, but nothing more under this Agreement. In the event Employer elects to relieve Employee of his duties hereunder for any reason other than those specifically enumerated herein, then and in that event it may do so, but Employee shall continue to be entitled to all compensation and benefits otherwise payable to Employee hereunder. All such continuing payments and benefits shall continue to be paid on the basis and at the times when Employee, had he continued to be employed by Employer, would have been entitled to receive them.


     5.02 INCAPACITY OR DISABILITY. If Employee, by reason of illness, injury, accident or other cause becomes incapacitated from performing services at the time or in the manner herein provided, and such period of incapacity continues in excess of twelve (12) weeks during any consecutive twelve (12) month period during the employment term of this Agreement, Employer may terminate Employee's employment hereunder. If Employee should at any time actually be incapacitated by illness or other disability or incapacity from the full and faithful performance of this Agreement, Employer shall have the right at its option to have medical examinations of Employee made by such physician or physicians as Employer may designate.

     5.03 EFFECTS OF EMPLOYER'S DISSOLUTION. This Agreement shall cease and terminate upon the dissolution of Employer subject only to payment of any compensation which may be owing to Employee as of the date of such dissolution.

     5.04 FORCE MAJEURE. If, during the employment term hereof, Employer or any contractor of Empless by reason of fire, strike, labor dispute, governmental order, Act of God or public enemy, war, or other cause or causes beyond the control of Employer or contractor not a party to this Agreement, whether of the same or any other nature, and the services of Employee are not utilized during such period of time, then and in the event such periods of suspension shall continue for a period longer than six (6) weeks during any twelve (12) month period, Employee shall have the right to cancel and terminate this Agreement unless Employer, within five (5) days after receipt of written notice from Employee of Employee's intention to terminate this Agreement, shall elect to and shall immediately commence payment hereunder.

                        SIXTH: GENERAL PROVISIONS

     6.01 NOTICES. Any notices to be given hereunder by either party to the other may be affected by personal delivery in writing or by mail (registered or certified, postage prepaid with return receipt requested). Mailed notices shall be addressed to the parties at the addresses appearing on the signature page of this Agreement, but each party may change such address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

     6.02 CONTAINMENT OF ENTIRE AGREEMENT HEREIN. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be effective only if it is in writing signed by the party to be charged. Notwithstanding the foregoing, Employer and Employee each hereby acknowledge, agree and understand that this Agreement is being executed simultaneously with that certain Agreement And Plan of Reorganization and that certain Agreement of Exchange (both as amended), the continuing validity of which are conditions concurrent to the obligations of the Employer and Employee hereunder. If for any reason either of such agreements cease to be in full force and effect, then and in that event this Agreement shall also be deemed to be of no further force and effect.

     6.03 PARTIAL INVALIDITY. If any provision of this Agreement is heldg provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     6.04 EMPLOYER MAY EMPLOY OTHERS. Employer shall have the right at any time during the term hereof to enter into a similar type agreement with any other person with whom Employer desires to establish an employment relationship.

     6.05 PRODUCT OF EMPLOYMENT. Employee agrees that Employer shall be the unrestricted, unqualified owner and proprietor of all known or hereafter existing rights of any kind and character whatsoever, whether or not such rights are now known, recognized or contemplated, without any restrictions, limitations or reservations whatsoever and the complete, unconditional and unencumbered title, ownership and right throughout the world in and to all of the following: (i) the products of Employee's services and (ii) the designated exclusive services of Employee pursuant to this Agreement and all results and proceeds thereof.

     6.06 LAW GOVERNING AGREEMENT. This agreement shall be governed by and construed in accordance with the laws of the State of California.

     6.07 WAIVER. A waiver of any terms and conditions hereof shall not be construed as a general waiver by Employer, and Employer shall be free to reinstate such part or clause, with or without notice, to Employee.

     6.08 AMENDMENTS OR MODIFICATIONS. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by such parties.

     6.09 SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and be binding upon their respective successors, assigns and legal representatives.

     6.10 PARTIES IN INTEREST/GUARANTY. Nothing in this Agreement (whether express or implied) is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provisions hereof give any entity any right of subrogation against, or action over or against any party. All obligations of the Employer hereunder are hereby expressly irrevocably, and throughout the Term of Employment, guaranteed by Tampa Bay Corporation ("TBC"). TBC hereby agrees, acknowledges and understands that absent such guaranty,. Employee would not have entered into this Agreement. TBC likewise agrees that, in the event the Employer shall breach this Agreement, the Employee may proceed directly against TBC irrespective of whether the Employee elects to proceed against the Employer and TBC hereby irrevocably waives for itself, its successors, assigns, shareholders, officers, directors, agents and employees any requirement that the Employee first proceed against and/or exhaust his remedies against the Employer as a prerequisite to proceeding against TBC and the other aforementioned individuals.

     6.11 ATTORNEYS FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs, and necessary disbursements, in addition to any other relief to which such party may be entitled.

     6.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.13 INDEMNIFICATION. Employer shall defend and indemnify Employee, at Employer's expense, from a past or present involvement with Employer as an employee of Employer or Employer's subsidiary, provided, however, that nothing in this Agreement is intended to, nor does it, affect the way the Employer's indemnification of Employer to which it has previously committed.

     6.14 AUTHORITY. Employer shall take all steps necessary to ensure that Employee has the sole authority and responsibility for the day-to-day financial and business activities of the Employer, except as may be delegated by him.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


EMPLOYER:                          EMPLOYEE:

SUN BROADCASTING SYSTEMS, INC.
a subsidiary of Tampa Bay
By its: President/CEO


/s/ WILLIAM BRIN                    /s/ GREG MCDONALD
----------------------------       ---------------------------

By: TAMPA BAY

   /s/ WILLIAM BRIN
----------------------------
Chief Executive Officer


                             CORPORATE GUARANTY

I, ________________________ , do hereby declare under penalty of perjury that I am the president of Tampa Bay Corporation ("TBC"), a public/Nevada corporation. I have read the foregoing employment agreement and acknowledge that I fully understand and agree with the provisions for the guaranty of TBC set forth therein. I further understand that absent such irrevocable guaranty, Greg McDonald would not have executed this Amendment. By my execution hereof I hereby confirm TBC unlimited and irrevocable guaranty of each and every obligation of Sun Broadcasting Systems, Inc., a wholly owned subsidiary of TBC hereunder and do hereby warrant and confirm my authority to execute this acknowledgment of such guaranty in TBC's behalf.

WITNESS my hand and the seal of the corporation affixed hereto as of this the 8th day of December, 1995.


----------------------------------

                              LETTER OF INTENT

                                            Executed In Multiple Original Form

                           Tampa Bay Corporation
                           4530 North 40th Street
                           Phoenix, Arizona 85018

As of September 25, 1995

SUN BROADCASTING SYSTEMS, INC. ("Sun")
1000-D East Tahquitz Canyon Way
Palm Springs, California 92262

Attention: MR. GREG MCDONALD

Dear Mr. McDonald:

This letter of Agreement ("Agreement") shall serve to confirm the agreement between Tampa Bay Corporation (herein "Tampa Bay") Sun Broadcasting Systems, Inc. (herein "SUN") as follows:

Sun is a producer of interactive multi-platform audio-video devices known as "CD-ROM", which are intended solely for home use only. Sun owns and controls certain audio and video programs (sometimes referred to herein as "PROGRAMS") which are capable of being incorporated into CD-ROM programs, which if all promises, covenants and undertakings of Tampa Bay set forth herein are met, Tampa Bay shall acquire hereby the net profit participations described herein to either an initial CD-ROM compilation consisting in its entirety of artists and performances selected by Sun (consisting of not more than five (5) artists and having a duration not exceeding ninety (90) minutes) from the PROGRAMS listed on Exhibit "A" and or such compilation and additional programs which constitute all of the PROGRAMS listed in the Sun catalogue attached hereto as said Exhibit "A", which is incorporated by reference as if set forth at length at this point.

Tampa Bay has represented to Sun that it is fully capable of providing Sun with such funds as may be required to produce CD-ROM programs as aforesaid. Accordingly, upon the parties full execution hereof Tampa Bay shall pay to Sun an irrevocable, non-refundable option payment in the amount of Fifty Thousand Dollars ($50,000.00), pursuant to which Tampa Bay may hereafter exercise its option to acquire the rights and interests set forth herein. In the event Tampa Bay fails to exercise its option by paying to Sun the further amount of Two Hundred Thousand Dollars ($200,000.00) not later than November 10, 1995, such option without further notice or any so have irrevocably lapsed by reason of the passage of time and both parties' rights and obligations hereunder shall be deemed to have ceased. In the event such payment is not forthcoming on or before November 10, 1995 as provided for above, Tampa Bay shall be deemed to have acquired a participatory interest in the aforesaid "Compilation" CD-ROM which is equal to ten percent (10%) of the net profits generated thereby, which shall be defined, calculated and paid to Tampa Bay by Sun on the same basis as described herein below.

In the event Tampa Bay shall pay to Sun the aforesaid amount on or before November 10,1995 then it and its successors and assigns shall be deemed to have acquired for the full term of its copyright and any copyright able interests therein, and undivided fifty percent (50%) interest in and to all "Net profits" (i.e. all amounts received by Sun less production, distribution and marketing costs and third party payments pertaining to underlying rights) generated by and actually received by Sun or credited to its account as a result of CD-ROM sales of the so-called compilation CD-ROM. Each payment and statement due to Tampa Bay shall be paid and rendered within fifteen (15) days of Sun having received each such corresponding income. No statements shall be required for any semi-annual period in which no net receipts accrue.

Presuming that Sun receives from Tampa Bay both of the payments set forth above in a timely manner, the parties agree to negotiate in good faith a comprehensive agreement intended to cover like rights in and to all of the Audio and Videos listed on Exhibit "A" insofar as CD-ROM rights only are concerned. All other rights are reserved to Sun or third parties.

All production, distribution, licensing and marketing of CD-ROM products hereunder shall be done in the sole and unfettered discretion of Sun and Tampa Bay shall have no right whatsoever to participate in or object to any creative or business decisions undertaken in good faith by Sun and its agents in connection therewith.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of this 25th day of September 1995.

TAMPA BAY CORPORATION                   SUN BROADCASTING SYSTEMS, INC.

BY: /s/ Randall Howard            BY:   /s/ Greg McDonald
   --------------------              ---------------------
   an authorized signer              Greg McDonald
                                     its President

                                 EXHIBIT A




                    SUN-HERITAGE AUDIO MASTER CATALOGUE


         A LISTING BY ARTIST OF MASTERS OWNED AND/OR CONTROLLED BY
                 SUN CLASSIC COMMUNICATIONS GROUP, INC. OR
             HERITAGE ENTERTAINMENT, INC. THROUGHOUT THE WORLD


                              Please contact:

                               GREG McDONALD

                                The Sunplex

                     1000 - D East Tahquitz Canyon Way
                       Palm Springs, California 92262

                         Telephone:  (619) 327-2424
                        Facsimile:  (619)  327-8343

                           EFFECTIVE DATE:  1995

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
In Concert       Vic Damone       On The Street Where You Live      2:31
                                  Don't Worry 'Bout Me              3:14
                                  You Made Me Love You              2:37
                                  All The Things You Are            1:57
                                  Here's That Rainy Day             3:49
                                  Send In The Clowns                4:33
                                  Do It Again                       3:19
                                  The Way You Look Tonight          3:09
                                  Feelings                          3:51
                                  MacArthur Park                    4:51
                                  Somewhere Over The Rainbow        4:08
                                  Honest & Truly                    3:00
                                  You'd Be So Easy To Love          3:22
                                                                    TRT:

His Greatest Hits                 Antoine "Fats"
                  Domino          Going To The River                2:28
                                  I'm Ready                         1:53
                                  I Want To Walk You Home           2:04
                                  Whole Lotta Loving                1:32
                                  I Almost Lost My Mind             3:29
                                  Ain't That A Shame                2:34
                                  I'm In Love Again                 3:12
                                  I'm Walking                       2:46
                                  I'm Walking To New Orleans        2:20
                                  Poor Me                           1:33
                                  Let The Four Winds Blow           4:23
                                  Shake, Rattle And Roll            3:41
                                  My Girl Josephine                 2:18
                                  The Fat Man                       2:26
                                  I'm Gonna Be A Wheel Someday      2:13
                                  Blue Monday                       2:33
                                  Jambalaya (On The Bayou)          4:36

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Blueberry Hill                    2:35
                                  When The Saints Go Marching In    1:51
                                  Sentimental Journey               1:29
                                  Fats Boogie                       2:34
                                  My Toot Toot                      1:48
                                  I Can't Go On                     2:16
                                  So Long/Stormy Weather            4:01
                                                                    TRT:

Good Time Rock N'
 Roll            Fabian           Old Time Rock N' Roll
                 The Coasters     Poison Ivy
                 The Coasters     Searchin'
                 The Coasters     Charlie Brown
                 The Coasters     Yackety Yak
                 The Crystals     He's A Rebel
                 The Crystals     He's Sure The Boy I Love
                 The Crystals     Then He Kissed Me
                 The Diamonds     Silhouettes
                 The Diamonds     The Stroll
                 The Diamonds     Little Darlin'
                 Lou Christie     I'm Gonna Make You Mine
                 Lou Christie     Two Faces Have I
                 Lou Christie     Lightnin' Strikes
                 Lesley Gore      Sunshine, Lollipops & Rainbows
                 Lesley Gore      It's My Party
                 Lesley Gore      You Don't Own Me
                 Little Anthony   Tears On My Pillow
                 Little Anthony   Hurts So Bad
                 Little Anthony   Goin' Out Of My Head
                 Fabian           Turn Me Loose
                 Fabian           Tiger
                 Bo Diddley       Bo Diddley

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                 Bo Diddley       I'm A Man
                 The Crystals     Da Doo Ron Ron (When He Walked Me Home)
                 Lesley Gore
                 & Lou Christie   Since I don't Have You
                 Lesley Gore
                 & Lou Christie   It's Only Make Believe
                 Chubby Checker   Pony Time
                 Chubby Checker   Blueberry Hill
                 Chubby Checker   Good Golly Miss Molly
                 Chubby Checker   Sea Cruise
                 Chubby Checker   Whole Lots Shakin'
                 Chubby Checker   Shake, Rattle & Roll
                 Chubby Checker   Hound Dog
                 Chubby Checker   I Saw Her Standing There
                 Chubby Checker   Land Of A Thousand Dances
                 Chubby Checker   Let's Twist Again
                 Chubby Checker   The Twist
                 Cast of GTRR     Johnny B. Goode

Live             The Grass Roots  Sooner Or Later                   2:29
                                  Wait A Million Years              3:01
                                  Heaven Knows                      2:20
                                  Things I Should Have Said         2:47
                                  Let's Live For Today              5:38
                                  Temptation Eyes                   3:14
                                  Two Divided By Love               2:30
                                  Midnight Confessions              3:02
                                                                    TRT:

Herman's Hermits Peter Noone      I'm Into Something Good           2:25
                                  Wonderful World                   1:47
                                  Listen People                     2:38
                                  Dandy                             2:00

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  A Must To Avoid                   2:05
                                  No Milk Today                     3:10
                                  Steady Eddie                      3:10
                                  God Knows                         3:35
                                  Leaning On A Lamppost             1:15
                                  Silhouette                        1:53
                                  Don't Say It                      3:57
                                  Needles And Pins                  2:29
                                  Just A Little Bit Better          3:16
                                  End Of The World                  3:09
                                  Jezebelle                         3:40
                                  Kind Of Hush                      5:08
                                  Mrs. Brown                        2:50
                                  I'm Henry The VIII I Am!          5:19
                                                                    TRT:
His Greatest Hits
                 Engelbert
                  Humperdinck     A Lovely Way To Spend An Evening  3:32
                                  Far Away Places                   3:29
                                  I'll Walk Alone                   3:39
                                  Foolish Heart                     2:51
                                  I Wish I Knew                     3:57
                                  You Belong To My Heart            3:44
                                  Red Sails In The Sunset           3:04
                                  You'll Never Know                 2:47
                                  The Very Thought Of You           3:44
                                  Gelling Sentimental Over You      4:14
                                  The More I See You                4:02
                                  As Time Goes By                   3:24
                                  Long Ago And Far Away             4:15
                                  Stardust                          3:19
                                  The Say Its s Wonderful           3:21
                                  Harbor Lights                     3:29

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Moonlight Becomes You             2:45
                                  But Beautiful                     4:50
                                  I'll Be Around                    3:34
                                  Embraceable You                   2:48
                                  In The Still Of The Night         4:27
                                  I Don't Want To Walk Without You  3:02
                                  Yours                             3:43
                                  I'll Be Seeing                    3:34
                                                                    TRT:

Silver Summer    Jan & Dean       Sidewalk Surfin'                  2:30
                                  Surfin' Safari                    2:09
                                  Honolulu Lulu                     2:17
                                  Ride The Wild Surf                2:12
                                  Surf City                         2:35
                                  Surfin' USA                       2:31
                                  Drag City                         2:16
                                  Little Deuce Coupe                1:48
                                  Deadman's Curve                   2:54
                                  I Get Around                      2:10
                                  Little Old Lady From Pasadena     2:28
                                  Fun Fun Fun                       2:10
                                  Be True To Your School            2:24
                                  Sunny Afternoon                   2:59
                                  Popsicle                          2:30
                                  Indian Lake                       3:00
                                  Summer Rain                       2:55
                                  Linda                             2:31
                                  California Girls                  2:46
                                  New Girl In School                2:28
                                  Surfer Girl                       2:21
                                  Barbara Ann                       2:27

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Thanks For Buyin' Our Album        :30
                                                                    TRT:

Just For You     Howard Keel      Hello                             3:41
                                  What I Did For Love               3:17
                                  Feelings                          3:45
                                  Cycles                            3:00
                                  I Won't  Last A Day Without You   4:05
                                  Both Sides Now                    4:07
                                  I Just Called To Say I Love You   3:47
                                  With You I'm Born Again           3:11
                                  Just The Way You Are              4:33
                                  Sometimes When We Touch           3:22
                                  The Way We Were                   3:42
                                  To All The Girls I Loved Before   3:24
                                  Love The World Away               3:04
                                  Lady                              3:52
                                  Time In A Bottle                  3:14
                                  The Last Farewell                 3:50
                                                                    TRT:

Live In Concert  Howard Keel      Overture                          1:43
                                  Yesterday When I Was Young        1:55
                                  Robert Frost Poem (When I Was 50)  :48
                                  This Is All I Ask                 1:54
                                  Oh What A Beautiful Morning       1:27
                                  Surrey With A Fringe On Top       1:06
                                  People Will Say We're In Love     1:25
                                  Oklahoma                           :47
                                  A Tribute To My Leading Ladies
                                    (excerpts: T.A.T.G.I.L.B.)       :42
                                  They Say It's Wonderful           1:06
                                  My Defenses Are Down              1:33

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  All The Girls I Loved Before       :10
                                  Why Do I Love You                 1:17
                                  Make Believe                      1:06
                                  So In Love                        1:10
                                  All The Girls I Loved Before       :21
                                  Bless Your Beautiful Hide         1:51
                                  When You're In Love               1:08
                                  Sobbin' Women                     2:09
                                  To all The Girls I Loved Before   1:08
                                  Jacque Brel Medley
                                  Carousels                          :45
                                  Sons of Sons                      1:11
                                  Brussels                          1:00
                                  Marike                            4:17
                                  Man of LaMancha Medley
                                  Don Quixote                       1:39
                                  Dulcinea                          1:58
                                  The Impossible Dream              2:08
                                  Overture                          3:00
                                  I Won't Send Roses                3:34
                                  Wonderbar                          :33
                                  Where Is The Life That Late
                                   Led Me?                          3:49
                                  Some Enchanted Evening            3:51
                                  Lara's Theme                      3:44
                                  Send In The Clowns                2:58
                                  I've Never Been To Me             3:24
                                  Memory
                                  Memory (orchestra bows)           5:07
                                  Ol' Man River                     3:24
                                  Softly As I Leave You             1:27
                                  Memory (orchestra bows)            :20
                                  *orchestra conducted by Richard Holmes

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Master One: TRT: 47:35 and Master
                                   Two: TRT: 38:21

Reminiscing      Howard Keel      Oh What A Beautiful Morning
                                  Surrey With A Fringe On Top
                                  People Will Say We're In Love
                                  Oklahoma
                                  Some Enchanted Evening
                                  This Nearly Was Mine
                                  I Won't Send Roses
                                  If I Ever Leave You
                                  Don Quixote
                                  Dulcinea
                                  The Impossible Dream
                                  You Needed Me
                                  Love Story
                                  Come In From The Rain
                                  Yesterday
                                  Something
                                  Once Upon A Time
                                  What Are You Dong For The Rest Of
                                   Your Life?
                                  Wave
                                  MacArthur Park

With Love        Howard Keel      So In Love
                                  The Girl That I Marry
                                  They Say It's Wonderful
                                  My Defenses Are Down
                                  Rosemarie
                                  Bless Your Beautiful Hide
                                  Send In The Clowns
                                  Why Do I Love You
                                  Make Believe

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Old Man River
                                  Memory
                                  Yesterday
                                  When I Was Young
                                  This Is All I Ask
                                  And I Love You So
                                  If
                                  Always On My Mind
                                  I've Never Been To Me
                                  Born Again
                                  Softly As I Leave You

In Concert       Brenda Lee       Coming On Strong                  3:29
                                  Silver Threads And Golden Needles 2:41
                                  Johnny One Time                   3:30
                                  You're The One That I Want        3:36
                                  Jambalaya
                                  Is It True
                                  My Whole World Is Falling Down
                                  Sweet Nothing
                                  End Of The World
                                  All Alone Am I                    Coml
                                  Dum Dum
                                  Fool Number One
                                  Too Many Rivers
                                  Jambalaya                         Coml
                                  How Much Love                     2:54
                                  That's All You Gotta Do           2:24
                                  I'm Sorry                         2:08
                                  Mama Don't Dance                  2:56
                                  Good Old Acappella (Soul To Soul)
                                  Old Landmarks

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  (Some Glad Morning) I'll Fly Away
                                  Operator
                                  Up Above My Head
                                  Saved                             Coml
                                  When You're Smiling
                                  You Ought To Be In Pictures
                                  Put On A Happy Face
                                  Smile
                                  Baby Face                         Coml
                                                                    TRT:

In Concert       Loretta Lynn     Hey Loretta                       2:24
                                  You're Looking At Country         2:12
                                  Let Your Love Flow                2:49
                                  We've Come A Long Way Baby        1:51
                                  Spring Fever                      2:18
                                  Your Squaw Is On The War Path     1:58
                                  Fist City                         1:59
                                  I Fall To Pieces
                                  Walking After Midnight
                                  Crazy
                                  Back In Baby's Arms
                                  She's Got You                     7:17
                                  Me And Bobby McGee                2:39
                                  Somebody Somewhere                2:13
                                  Out Of My Head And Back In My Bed 2:12
                                  Coal Miner's Daughter             3:12
                                  They Don't Make 'Em Like
                                   My Daddy Anymore                 1:51
                                  The Pill                          2:02
                                  You'll Come                       3:31
                                  You Ain't Woman Enough            2:06
                                                                    TRT:

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
Greatest Hits
 Live            The Mamas &
                  The Papas       Go Where You Wanna Go             2:31
                                  Mississippi (Down On The Bayou)   4:06
                                  Dedicate To The One I Love        3:26
                                  Straight Shooter                  3:18
                                  Sunday Will Never Be The Same     3:31
                                  I Saw Her Again                   3:15
                                  Dream A Little Dream Of Me        2:55
                                  Creeque Alley                     3:55
                                  Monday, Monday                    3:28
                                  California Dreamin'               2:30
                                                                    TRT:

In Concert       Al Martino       Quando, Quando, Quando            2:32
                                  The Song Is You                   2:36
                                  I Have Bul One Heart              2:29
                                  Feelings                          4:07
                                  The More I See You                3:10
                                  Mary In The Morning               2:44
                                  Spanish Eyes                      2:27
                                  Strangers In The Night            2:23
                                  To The Door Of The Sun            3:01
                                  Lonely Is A Man Without Love      3:35
                                  I Love You Because You're You
                                  I Love You More Every Day         Coml
                                  A Wild & Softly Rose              2:26
                                  Speak Softly Love                 2:40
                                  The End Of The Line               2:44
                                  Come Into My Life                 2:44
                                  I've Got To Be Me                 3:22
                                  Can't Help Falling In Love
                                   With You                         2:00
                                  Volare                            3:04

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                                                    TRT:

Live             Rick Nelson      Stood Up                          1:57
                                  I Got A Feeling                   2:02
                                  Hello Mary Lou                    2:17
                                  You Know What I Mean              2:09
                                  Believe What You Say              3:26
                                  Never Be Anyone Else But You      2:35
                                  It's Up To You                    2:10
                                  It's Late                         3:24
                                  My Bucket's Gol A Hole In It      3:03
                                  Lonesome Town                     2:26
                                  Waitin' In School                 1:42
                                  Travelin' Man                     2:17
                                  Garden Party                      3:36
                                  That's Alright Mama               4:04
                                  Milk Cow Blues Boogie             3:19
                                  Fools Rush In                     2:35
                                  Poor Little Fool                  2:10
                                  Honky Tonk Woman                  3:47
                                  Boppin' The Blues                 3:22
                                                                    TRT:

Studio
 Recordings      Rick Nelson      Travelin' Man                     2:22
                                  Hello Mary Lou                    2:19
                                  Stood Up                          2:33
                                  Garden Party                      1:41
                                  It's Late                         2:39
                                  You Know What I Mean              2:01
                                  Young World                       1:53
                                  Lonesome Town                     2:19
                                  I Got A Feeling                   2:16

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Don't Leave Me This Way           1:59
                                  Believe What You Say              2:04
                                  Poor Little Fool                  2:13
                                  Never Be Anyone Else Bul You      2:49
                                  You Are The Only One              2:01
                                  Just A Little Too Much            2:16
                                  lt's Up To You                    2:26
                                  Waitin' In School                 2:39
                                  Fools Rush In                     2:32
                                  Teenage Idol                      1:42
                                  I'm Walkin'                       2:08
                                  Mighty Good                       2:30
                                  Sweeter Than You                  4:00
                                                                    TRT:

In Concert       Charley Pride    Kaw-Liga                          2:56
                                  (I'm So) Afraid Of Losing
                                   You Again                        3:01
                                  Oklahoma Morning                  2:24
                                  It's Going To Take A Little
                                   Bit Longer                       2:31
                                  Crystal Chandeliers               2:51
                                  Loves My Ring Hurt Your Finger
                                  Too Good To Be True (as recorded
                                   by Benny Goodman)
                                  I'd Rather Love You
                                  All I Have To Offer You (Is Me)
                                  Wonder Could I Live There Anymore
                                  Is Anybody Goin' To San Antone
                                  I'm Just Me                       Coml
                                  Shutters And Boards               2:36
                                  The Happiness Of Having You       2:34
                                  My Eyes Can Only See As Far As    2:36
                                  You Kiss An Angel Good Morning    2:08
                                  Let Me Live In The Light Of
                                   His Love                         3:32

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Mississippi Cotton-Picking
                                   Delta Town                       2:25
                                  Help Me Make It Through The Night 2:49
                                  Louisiana Man                     2:35
                                  There Goes My Everything
                                  Lovesick Blues
                                  Me And Bobby McGee                Coml
                                                                    TRT:

In Concert       Lou Rawls        Lady Love                         3:27
                                  Stay A While With Me              3:45
                                  Groovy People                     2:47
                                  Dead End Street                    :50
                                  Tobacco Road                      2:24
                                  Love Is A Hurting Thing           1:31
                                  A Natural Man                     3:33
                                  I Can Be Good To You              3:46
                                  Tomorrow (from "Annie")           3:29
                                  Unforgettable                     1:58
                                  Send In The Clowns                4:28
                                  You'll Never Find Another Love
                                   Like Mine                        3:56
                                  The Song I Sing                   2:30
                                                                    TRT:

Rockin' The
 Night Away      The Mamas &
                  The Papas       Monday, Monday
                 Donovan          Mellow, Yellow
                 Terry Stafford   Suspicion
                 Peter Noone      Can't You Hear My Heartbeat
                 Jan & Dean       The Little Old Lady (From Pasadena)
                 Dion             Runaround Sue
                 Donovan          Sunshine Superman
                 The Grass Roots  Midnight Confessions
                 Peter Noone      I'm Into Something Good

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                 Ray Peterson     Corrina, Corrina
                 The Grass Roots  Temptation Eyes
                 Jan & Dean       Surf City
                 Tommy James &
                  The Shondells   Hanky Panky
                 Tommy James &
                  The Shondells   I Think We're Alone Now
                 Tommy James &
                  The Shondells   Mony, Mony
                 Sonny Bono       I Got You Babe
                 The Mamas &
                  The Papas       Straight Shooter
                 The Mamas &
                  The Papas       Mississippi
                 The Mamas &
                  The Papas       Sunday Will Never Be The Same
                 The Mamas &
                  The Papas       Go Where You Wanna Go
                 The Mamas &
                  The Papas       Dream A Little Dream Of Me
                 Jan & Dean       Deadman's Curve
                 Jan & Dean       Surf City
                 Jan & Dean       Drag City
                 Jan & Dean       Sidewalk Surfin'
                 Sonny Bono       The Beat Goes On
                 Sonny Bono       All I Ever Need Is You
                 Tommy James      Crimson & Clover
                 Tommy James      Crystal Blue Persuasion
                 Tommy James      Dragging The Line
                 Terry Stafford   Suspicion
                 Ray Peterson     The Wonder of You
                 Peter Noone      Mrs. Brown
                 Peter Noone      There's A Kind Of Hush
                 Peter Noone      I'm Henry The VII, I Am!
                 Peter Noone      Silhouettes
                 Peter Noone      Listen People
                 The Grass Roots  Let's Live For Today
                 The Grass Roots  Sooner Of Later
                 The Grass Roots  I'd Wait A Million Years
                 The Grass Roots  Two Divided By Love

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

In Concert       Neil Sedaka      Sing Me                           3:04
                                  Standing On The Inside            4:05
                                  Laughter In The Rain              3:22
                                  Oh Carol
                                  Climb Up (Stairway To Heaven)
                                  Hey Little Devil
                                  Sweet Sixteen
                                  Calendar Girl                     Coml
                                  New York City Blues               4:27
                                  Love Will Keep Us Together        3:23
                                  Solitaire                         4:53
                                  Lonely Night (Angel Face)         2:53
                                  Sad Eyes                          3:50
                                  Bad Blood                         2:54
                                  The Immigrant                     4:04
                                  Breaking Up Is Hard To Do         4:16
                                                                    TRT:

Digital Gold     The Temps        I Can't Get Next To You           2:55
                                  Papa Was A Rollin' Stone          7:09
                                  Ain't Too Proud To Beg            2:49
                                  Superstar (Remember How You Got
                                   Where You Are)                   3:00
                                  Just My Imagination               3:50
                                  Beauty Is Only Skin Deep          2:45
                                  I'm Losing You                    2:46
                                  Cloud Nine                        3:44
                                  Ball Of Confusion (That's What
                                   The World Is Today)              4:04
                                  Runaway Child (Running Wild)      5:00
                                  My Girl                           2:58
                                  Keep On Truckin'                  3:34

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  The Way You Do The Things You Do  2:55
                                  I Wish It Would Rain              3:10
                                  Get Ready                         2:52
                                  Masterpiece                       4:24
                                  Psychedelic Shack                 3:38
                                                                    TRT:

In Concert       Roger Whittaker  The Last Farewell                 3:28
                                  Hello Good Morning Happy Day      3:06
                                  If I Were A Rich Man              2:35
                                  Elizabethan Serenade              2:40
                                  Chengelip                         1:40
                                  All Of My Life                    3:18
                                  From The People                   2:14
                                  Durham Town                       2:18
                                  African Whistler                  1:59
                                  New World In The Morning          2:01
                                  Mammy Blue                        3:01
                                  Hold On                           2:49
                                  What Love Is                      3:17
                                  The First Hello, The Last Goodbye 2:41
                                  Hound Dog                         1:49
                                  Summer In The Country             3:12
                                  Summer Days                       3:41
                                  Fire And Rain                     3:12
                                  Both Sides Now                    3:59
                                  Streets Of London                 3:41
                                  River Lady                        2:50
                                  Sloop John B                      2:56
                                                                    TRT:

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
Sweet Talk       Manhattans       Sweet Talk                        4:05
                                  No One But You                    5:42
                                  Don't Let Go                      5:00
                                  This Love Is Real                 3:29
                                  Hot Like An Oven                  4:36
                                  Why You Wanna Love Me
                                   Like That                        4:53
                                  I Won't Stop                      5:53
                                  Lady I've Been Waiting            4:03
                                  Try Love Again                    4:16
                                  Just A Matter Of Time             4:40
                                                                    TRT:

The Blue Album   Harold Melvyn
                  And The Blue
                  Notes           Tonight's The Night               8:09
                                  Prayin'                           5:58
                                  Baby I'm Back                     4:50
                                  I Should Be Your Lover            5:50
                                  If You're Looking For Somebody
                                   To Love                          4:50
                                  Your Love Is Taking Me On A
                                   Journey                          5:55
                                                                    TRT:

Buslin' Loose    Chuck Brown And
                  The Soul
                  Searchers       Bustin' Loose                     7:42
                                  Never Gonna Give You Up           5:45
                                  If It Ain't Funky                 6:04
                                  I Gotcha Now                      5:05
                                  Game Seven                        5:26
                                  Berro E. Sombaro                  6:15
                                  Could It Be Love                  3:11
                                                                    TRT:

Animal Man . .
 . The Best of
Eric Burdon      Eric Burdon      The House Of The Rising Sun
                                  I'm Crying
                                  Donn't Let Me Be Misunderstood
                                  Bring It On Home To Me

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Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  We Gotta Get Out Of This Place
                                  It's My Life
                                  Inside Looking Out
                                  Don't Bring Me Down
                                  See See Rider
                                  Help Me Girl
                                  When I Was Young
                                  San Franciscan Nights
                                  Monterey
                                  Anything
                                  White Houses
                                  The Night
                                  Gonna Send You Back To Walker
                                  Boom Boom
                                  Spill The Wine

Gary Puckett's
 Greatest Hits   Gary Puckett     Lady Willpower
                                  Over You
                                  Home
                                  Don't Give In To Him
                                  Wild  Bout You
                                  Nothing But The Blues
                                  Adam and Eve
                                  This Girl Is A Woman Now
                                  Higher and Higher
                                  Woman Woman
                                  Young Girl
The Very Best
of Gary Puckett  Gary Puckett     Right Here Waiting For You
                                  Open Arms
                                  I Want To Know What Love Is
                                  How Am I Supposed To Live Without You
                                  The Search Is Over

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  Alone
                                  Everything I Do I Do For You
                                  Hello
                                  Making Love Out Of Nothing At All
                                  Is This Love

All Star
 Chartbusters    Chuck Berry      Johnny Be Goode
                 Jessie Hill      Ooh Poo Pah Doo
                 Jimmy Clanton    Venus in Blue Jeans
                 Frankie Ford     Sea Cruise
                 Leo Dorsey       Yes We Can Can
                 Dee Clark        Portrait of My Love
                 Huey Smith &
                  The Clowns      Rockin' Pneumonia & the Boogie
                                   Woogie Flu 1
                 Huey Smith &
                  The Clowns      Rockin' Pneumonia & the Boogie
                                   Woogie Flu 2
                 Jimmy Clanton    Just A Dream
                 The Drifters     Save the Last Dance For Me
                 The Coasters     Searchin'
                 Leo Dorsey       Sneakin' Sally Through The Alley
Arthur Fiedler
& The Boston
 Pops Orchestra  Arthur Fiedler   Bachamania                       11:13
                                  Stayin' Alive
                                  Night Fever
                                  Manhattan Skyline
                                  Night On Disco Mountain
                                  Disco Inferno                     18:4
Al Jarreay       Al Jarreau       The Same Love That Made Me Laugh  3:23
                                  Lonely Town, Lonely Street        3:43
                                  You                               5:18
                                  Grandma's Hands                   2:00
                                  Kissing My Love                   3:49
                                  Use Me                            4:17
                                  Lean On Me                        3:46
                                  Ain't No Sunshine                 2:04

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
Both Sides Now   Anne Murray      Some Birds
                                  It's All Over
                                  All the Time
                                  Buffalo In The Park
                                  Cherrylane
                                  Paths Of Victory
                                  David's Song
                                  The Last Thing On My Mind
                                  Both Sides Now
                                  Reason To Believe
Love Means
 Everything      Touch of Class   Love Means Everything             5:12
                                  I Said It Before                  4:22
                                  I'm In Heaven                     6:25
                                  You Got To Know Better            3:24
                                  Love Me Tonight                   4:40
                                  You Got Nowhere To Come           4:42
                                  One Half As Much                  3:22
                                  I Just Can l Say Goodbye          4:50
                                  Anything                          4:20
Salute to
 New York        Ben Bernie       I Can't Get Started
                                  My Love How I Love You
                                  Prisoner Of Love
                                  For Dancers Only
                                  Rockin Chair
                                  Moonlight Serenade
                                  Swanee
                                  Taps- A- Plenty
                                  I'm Getting Sentimental Over You
                                  Hot Lips
                                  Dinah
                                  I've Gol A Dale With An Angel
                                  It's A Lonesome Old Town

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

Checkin' It Out  Billy Boy
                  Arnold          Dirty Mother Fuyer                6:52
                                  Don't Stay Out All Night          3:15
                                  1 to 99                           3:50
                                  Catfish                           3:43
                                  Blue And Lonesome                 6:15
                                  I Wish You Would                  3:15
                                  Just A Dream                      3:12
                                  Riding The El                     2:45
                                  Ah'w Baby                         3:31
                                  Sweet Miss Bea                    4:05
                                  El Dorado Cadillac                2:00
                                  Mary Bernice                      4:50
All The Cats
 Join In         Benny Goodman    Clarinade
                                  All The Cats Join In
                                  The Mad Boogle
                                  Remember
                                  Somebody Stole My Gal
                                  Darktown Strutter's Ball
                                  Lucky
                                  Rattle and Roll
                                  Body and Soul
                                  Lady Be Good
                 Buddy and
                  Junior Wells    Buddy's Blues                     3:37
                                  Blue Monday                       5:00
                                  Everyday I Have The Blues         4:20
                                  In The Midnight Hour              4:43
                                  Satisfaction                      3:35
                                  Messin' With The Kid              3:32
                                  No Use Cryin'                     3:00
                                  Barefootin'                       4:37
                                  Just To Be With You               3:25
                                  Out Of Sight                      7:07

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  Like Someone In Love              2:27
                                  Blue Lou                          2:10
Country After
 Dark            Kitty Wells      After Dark                        1:45
                 Burl Ives        Raindrops Keep Fallin' On My Head
                 Roy Bursky       Country Rose                      2:20
                 Merle Travis     16 Tons                           2:05
                 Ferlin Husky     Gone                              2:15
                 Mac Davis        Lookin' At Linda                  2:12
                 Ray Whitley      Sittin' In The Balcony            1:22
                 Billy Joe Royal  Mama Didn't Raise No Fool         2:19
                 Doc Watson       Born To Die                       1:48
                 Gene Vincent     Rocky Road Blues                  2:17
Alive and
 Rockin'         Chuck Berry      Rock And Roll Music               2:30
                                  Maybelline                        2:00
                                  Roll Over Beethoven               2:35
                                  How High The Moon                 3:10
                                  Vacation Time                     2:23
                                  Chuck's Jam                       3:10
                                  Reelin' And Rockin'               3:35
                                  Sweet Little Sixteen              3:10
                                  Childhood Sweetheart              3:15
                                  Changed                           3:06
The Classic
 Count           Count Basie
                  /Jimmy Rushing  I Never Knew
                                  My What A Fry
                                  I Found A New Baby
                                  Blue Skies
                                  Jivin' Joe Jackson
                                  Taps Miller
                                  Please Don't Talk About Me
                                  Tush
                                  Back Door Romeo
                                  Tain't Me

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

The Deacon       Count Basie      Shinny Stockins
                                  H.R.h.-W. Basie
                                  Bag of Bones
                                  The Deacon
                                  Whirley Bird
                                  In A Mellow Tone
                                  The Midgets
                                  Basie Boogie
                                  Old Man River
                                  Sixteen Men
Living Legen     Cab Calloway     How Big Can You Get               4:01
                                  Everybody Eats When They Come
                                   To My House                      3:02
                                  That Old Black Magic              3:16
                                  Hey Now, Hey Now                  2:43
                                  We The Cats Shall Hep you         3:13
                                  I Can't Give You Anything But
                                   Love                             1:53
                                  Birth Of The Blues                3:36
                                  I've Got You Under My Skin        3:36
                                  Afternoon Moon                    3:59
                                  Ducktrot                          2:02
Sophisticated    Duke Ellington   The Star Spangled Banner
                                  Take The "A" Train
                                  Moon Mist
                                  Ellinglon Medley
                                  Jack The Bear
                                  Do Nothing Till You Hear From Me
                                  Tea For Two
                                  Honeysuckle Rose
                                  Excerpt From Black, Brown &
                                   Beige (Parts 1 & 2)
                                  Ring Dem Bells
                                  Black & Tan Fantasy
American Musical
 Heritage        Duke Ellington   Cottontail                        3:00

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                 Count Basie      Red Bank Boogie                   2:40
                 Benny Goodman    Bugle Call Rag                    2:35
                 Stan Kenton      Intermission Riff                 3:03
                 Woody Herman     Northwest Passage                 2:45
                 Charlie Barnet   Cherokee                          3:00
                 Duke Ellington   Main Stem                         2:20
                 Count Basie      Jumpin' At the Woodside           2:40
                 Lionel Hampton   Hamps Boogie                      3:00
                 Woody Herman     Apple Honey                       2:36
Lullaby of
 Birdland        Duke Ellington   Lullaby Of Birdland
                                  Change My Ways
                                  Don't Worry Bout Me
                                  Please Be Kind
                                  Time on My Hands
                                  Tuti for Cootie
                                  Call Me Irresponsible
                                  Stompy Jones
                                  Koko
                                  Blue Is the Night
Do Nothin' Till You
Hear From Me     Duke Ellington   Mooch
                                  Buddah
                                  H'ya Sue
                                  Primpin' At The Prom
                                  Do Nothin' Till You Hear From ME
                                  Smada
                                  Jam with Sam
                                  Flamingo
                                  Blue Jean Beguine

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Concerto For Guitar
                                  Amber Moon
                                  Five Guitars In Flight
                                  Piano Interlude
                                  0h! You Beautiful Doll
                                  Jazzbo
                                  E. S. Boogie, Part 1
                                  E. S. Boogie Parl 2
                                  Rhapsody In Boogie, Part 1
                                  Rhapsody In Boogie, Part 2
                                  Spenserian Theory, Part 1
                                  Spenserian Theory, Part 2
                                  Sunday Afternoon
                                  Box Lunch (At The Factory)
                                  Earle Meets Stan (Incomplete)
Before The
 Next Teardrop
 Falls           Freddy Fender    Before the Next Teardrop Falls
                                  Mathilda
                                  Lovin' Cajun Style
                                  What'd I Say
                                  Sweet Summer Day
                                  Silver Wings
                                  Running Back
                                  Enter My Heart
                                  Going Out With The Tide
                                  Baby I Want To Love You
Wasted Days And
Wasted Nights    Freddy Fender    Wasted Days And Wasted Nights
                                  The Rains Came
                                  You ll Lose A Good Thing
                                  Almost Persuaded
                                  I m Leaving It Up to You

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Speak Low
Golden
 Chartbusters    Jimmy Rodgers    Kisses Sweeter than Wine
                 The Coasters     Charlie Brown
                 Frankie Ford     Roberta
                 Tommy Roe        Everybody
                 Jimmy Clanton    Go Jimmy Go
                 Gladys Knight
                  and the Pips    Guess Who
                 Gerry and the
                  Pacemakers      Ferry Cross The Mersey
                                  High Blood Pressure
                                  Let's Work Together
                                  Traces
                 Tony Joe White   Polk Salad Annie
                 The Drifters     Under The Boardwalk
I Can't Change
 Overnight       George Jones     World's Worst Loser
                                  Once A Day
                                  Back In Baby's Arms Again
                                  You Comb Her Hair
                                  I Can't Change Overnight
                                  When I Wake Up From Dreaming
                                  Least Of All
                                  She's Just A Girl I Used To Know
                                  It's Funny What A Fool Will Do
                                  Hearts In My Dreams
Pure Country     George Jones     Don't You Ever Gel Tired or Hurting
                                  Open Pity Mind
                                  On The Banks Of The Ponchertrain
                                  A House Without Love Is Not A Home
                                  Ways Of The World Want Of A Woman
                                  Please Don't Let That Woman Get Me
                                  Yes I Know Why
                                  Jonesy
                                  Old Brush Arbor

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Liberty
Classics         Gloria Lynn      I Wish You Love
                                  Impossible
                                  The Jazz In You
                                  But Not For Me
                                  I Will Follow You
                                  I'm Glad There Is You
                                  Serenade In Blue
                                  This Little Boy Of Mine
                                  I Should Care
                                  He Needs Me
Glenn Miller
 Live Radio Broadcast
 Europe          Glenn Miller     Saint Louis Blues/10-29-43        4:30
                                  Peggy The Pin Up Girl/3-25-44     3:42
                                  Speak Low/2-12-44                 3:56
                                  Tail End/2-5-44                   3:12
                                  Anvil Chorus/3-18-44              3:55
                                  Oh What A Beautiful
                                   Morning/12-18-43                 4:16
                                  Everybody Loves My Baby/?-?-43    2:56
                                  Enlisted Mens Mess/1-22-44        2:26
                                  Pearls On Velvet/2-19-44          3:35
                                  Polnciana/4-8-44                  5:06
                                  Must Be Jelly/10-14-43            2:56
                                  Jeep Jockey Jump/2-12-44          3:00
                                  Victory Polka/12-11-43            2:40
String of
 Pearls          Glenn Miller     String Of Pearls
                                  Falling Leaves
                                  Caribbean Clipper
                                  Sun Valley Jump
                                  My Love For You
                                  Lover
                                  Seven-O-Five
                                  Little Brown Jug

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------


                                  Music Makers
                                  Jeep Jackey Jump
Goin' Up the
 Country         Gene Vincent     The Day The World Turned Blue     2:07
                 Doc Watson       Rueben's Train                    2:37
                 Ferlin Husky     Wings Of A Dove                   2:20
                 Joe South        I've Gol To be Somebody
                 Mac Davis &
                  Ray Whitley     Those Other Boys (Just Forget 'Em)
                 Merle Travis     Gambler's Guitar                  2:42
                 Tex Ritter       Have I Stayed Too Long            2:18
                 Roy Brusky       Ramblin' Man                      2:41
                 Kitty Wells      We Belong Together (You And Me)   3:37
                 Burl Ives        Snowbird                          2:55
Glenn Yarborough Glenn Yarborough Red River Valley
                                  My Mule Sal
                                  Come Again
                                  Dark As A Dungeon
                                  Banks Of The Ohio
                                  Suspiros Del Chanchamayo
                                  Lonesome Valley
                                  Waltzing Matilda
                                  All Round My Hat
                                  Poor Boy
                                  Capitol Ship
                                  Tailor & The Mouse
                                  John Hardy
                                  Old Maid's Song
All Night
 Boogie          Howlin'Wolf      Cause Of It All                   2:40
                                  Killing Floor                     3:30
                                  Commit A Crime                    4:05
                                  Red Rooster                       5:40
                                  Built For Comfort                 2:20
                                  Do The Do                         3:30

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  Highway 49                        2:55
                                  Worried About You                 3:00
                                  Poor Boy                          4:10
                                  Wang Dang Doodle                  5:00
I Am The Wolf    Howlin' Wolf     Ain't Superstitious
                                  Goin' Down Slow
                                  Somebody Walkin' In My House
                                  Commit A Crime
                                  My Mind Is Ramblin'
                                  I Walked From Dallas
                                  My Country Sugar Mama
                                  Louise
                                  Hold On To Your Money
                                  Streamline Woman
Irene Kral       Irene Kral       Wonderful Life                    1:40
                                  There Are Days                    2:42
                                  There I No Right Way              2:20
                                  Goin' to California               3:30
                                  Is It Over Baby                   2:30
                                  I've Never Been Anything          2:45
                                  Sometime Ago                      3:09
                                  Nothing Like You                  2:20
                                  Here I Go Again                   2:55
                                  Mad At The World                  1:50
                                  This Life We've Led               3:52
                                  Hold Your Head High               2:00
The King James
 Holy Bible
 Vol. 1          Judith Anderson
The King James
 Holy Bible
 Vol. 2          Judith Anderson
Dealing With
 The Devil       James Cotton
                  Blues Band      Off The Wall
                                  Don't Start Me To Talkin'
                                  Dealing With The Devil
                                  The Creeper

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  You Know It Ain't Right
                                  Feelin' Good
                                  Knock On Wood
                                  Sweet Sixteen
                                  I Need You So Bad
                                  Fore Day Blues
Two Sides Of
 The Blues       James Cotton     Good Time Charlie
                                  There's Something On Your Mind
                                  Turn On Your Love Life
                                  Jelly Jelly
                                  South Side Boogie
                                  So Glad You're Mine
                                  Diggin' My Potatoes
                                  V-8 Ford Blues
                                  Polly Put The Kettle On
I Walk The Line  Johnny Cash      Hey Porter                        2:09
                                  Give My Love to Rose              2:41
                                  Guess Things Happen That Way      1:48
                                  Luther's Boogie                   1:58
                                  I Could Never Be Ashamed Of You   2:10
                                  Blue Train                        1:56
                                  I Walk The Line                   2:38
                                  The Ways Of A Woman In Love       2:38
                                  Down The Street to 301            2:00
                                  Goodbye Little Darlin'            2:10
25 Years
 of Swing        Johnny Catron &
                  His Orchestra   Dance Medly: Your My Everything
                                  Dance Medly: Everything I Have Is Yours
                                  Dance Medly: The Very Thought Of You
                                  Why Don't We Do This More Often
                                  Moten Swing
                                  I'm A Ding Dong Daddy From Dumas
                                  Sweet Sue

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  Between The Devil And The Deep Blue Sea
                                  Kentucky Babe
                                  Tain't What You Do
                                  There's A Time And A Place
                                   For Everything
                                  Josephine
                                  Mama Don't Allow No Twistin' Done In Here
                                  Band Theme
Country Party    Johnny Lee       Frisco
                                  Candy Store
                                  Saturday's Hero
                                  Daddy #2
                                  Red Sails In The Sunset
                                  How's His Memory
                                  Blueberry Hill
                                  Long Black Veil
                                  Country Party
                                  Apartment #9
John Lee Hooker  John Lee Hooker  Baby How Long
                                  Wobble Me Baby
                                  Weeping Willow
                                  Bottle Up And Go
                                  School Girl Blues
                                  Welfare Blues
                                  Talk About You
                                  No More Doggin'
Blowing Up
 A Storm         Jack Millman     Four More
                                  Khan
                                  We'll Be Together Again
                                  Asphyxiated Swing
                                  Yardbird Suite
                                  Stella By Starlight
                                  Now Hear This

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Easy To Love
                                  Where Can I Go Without You
                                  With The Wind And The Rain In Your Hair
                                  Back Home Again In Indiana
                                  Bag's Groove
Jazz Reflections Jack Millman     Going South
                                  Baja
                                  Two Suites For Love
                                  Subtle Hype
                                  Easy Groove
                                  Allright
                                  On The Up Side
                                  Cool School
                                  View From The Top
                                  Down Home
Southwest Jazz
 Orchestra       Southwest Jazz
                  Orchestra       Jazz Conerto
                                  Posh Boogie
                                  Time Remembered
                                  A B Blooze
                                  Madrid
World's Greatest
 Jazz Jam
 Session         Jack Millman     Too Much
                                  Cathy Goes South
                                  When You're Near
                                  Tom and Jerry
                                  Bambi
                                  Just A Pretty Tune
                                  The Turk
                                  So Goes My Love
                                  Ballad For Jeanie
                                  Pink Lady
The Jazz
 Continuation    Joe Pass         CED                               3:10
                                  Aaron's Song                      4:25

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  Stay Loose                        4:18
                                  Projections                       5:05
                                  Hang Tough                        6:25
                                  Self Image                        9:00
                                  Last Call                         4:30
Back On The Job  Johnny Paycheck  Honky Tonk and Slow Music
                                  Nowhere To Run
                                  I Feel Like Crying
                                  I'm Remembering
                                  Coming Home To Meet My Heart
                                  Make Me One More Memory
                                  I'm A Coward
                                  Keeping Up With The Jones'
                                  I Don't Know When That Will Be
                                  The Johnsons of Turkey Ridge
Boogie In The
 Dark            Jimmy Reed       Honest I Do
                                  Oh John
                                  Go On To School
                                  Boogie In The Dark
                                  I'm Nervous
                                  Cares Me Baby
                                  My Baby's So Sweet
                                  Little Rain
                                  I Was So Young
                                  Shame Shame Shame
Boss Blues       Joe Turner       The Night Time Is The Right Time
                                  The Things I Use To Do
                                  Shoo Shoo Boogie Boo
                                  On My Way To Denver Blues
Everyday I Have
 The Blues       Joe Turner       Everyday I Have The Blues

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Slow Buggy Boogie
                                  Shake Rattle And Roll
                                  Alimony
                                  Cottonballs
King Pleasure    King Pleasure    Moody's Mood For Love
                                  All Of Me
                                  Tomorrow Is Another Day
                                  Don't Worry  Bout Me
                                  Little Boy Don't Get Scared
                                  Parker's Mood
                                  No Not Much
                                  The New Symphony Sid
                                  Golden Days
Les Algart       Les Algart       Heart Of My Heart
                                  Who's Your Little Whoosit
                                  After The Lovin'
                                  The Touch Of Your Lips
                                  I Shall Return
                                  Fly Me To The Moon
                                  Jersey Bounce
                                  Pete's Strut
                                  Brazil
                                  Spanish Eyes
                                  They Didn't Believe Me
                                  I'll See You In My Dreams
Live At Newport  B.B. King        Outside Help
                 Big Mama
                  Thornton        Little Red Rooster
                 Big Mama
                  Thornton        Ball and Chain
                 Muddy Waters     Long Distance Call
                 Muddy Waters     Where's My Woman Been
                 Muddy Waters     Got My Mojo Workin'
The Great Lena
 Horne & Her All
 Star Review     Lena Horne       From This Moment On

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  MacArthur Park
                                  Take Me
                                  I Surrender Dear
                                  Night and Day
                                  Tenderly
                                  Old Devil Moon
                                  Time After Time
                                  More
                                  The Lady Is A Tramp
Love, Lena       Lena Horne       Love
                                  I Wish I Was Back In My Baby's Arms
                                  Why Was I Born
                                  Good For Nothing Joe
                                  Love Me Or Leave Me
                                  I Got It Bad
                                  Stormy Weather
                                  Poppa Don't Preach
                                  Honeysuckle Rose
                                  The Lady Is A Tramp
                                  Lover Man
                                  Can't Help Loving That Man Of Mine
Mad About The Boy
 - Crazy  Bout
 That Girl       Lena Horne       Honeysuckle Rose
                 Nat "King" Cole  If You Can't Smile And Say Yes
                 Lena Horne       Mad About The Boy
                 Nat "King" Cole  Paper Moon
                 Lena Horne       Good For Nothin'
                 Lena Horne       Ain't Got Nothin' But The Blues
                 Nat "King" Cole  On The Sunny Side Of The Street
                 Lena Horne       As Long As I Live
                 Nat "King" Cole  The Trouble With Me Is You
                 Lena Horne       Deed I Do
Architect Of
 Rock            Little Richard   Long Tall Sally

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  I Miss You So
                                  Just Out Of Reach
                                  Grapevine
                                  Fraulein
                                  No Greater Love
                                  Boy Who Didn't Pass
                                  I Ain't Going Home
Candy Man        Mississippi John
                  Hurt            Candy Man
                                  My Creole Belle
                                  Make Me A Pallet On Your Floor
                                  Sharke That Thing
                                  I'm Satisfied
                                  Sally Dog
                                  Nobody's Business But Mine
                                  The Angels Laid Him Away
                                  Casey Jones
                                  Baby, What's Wrong With You?
                                  Lonesome Blues
Candy man        Mississippi John
                  Hurt            Rich Woman Blues
                                  Trouble I had All My Days
                                  C-H-I-C-K-E-N Blues
                                  Coffee Blues
                                  Monday Mornin' Blues
                                  Frankie And Albert
                                  Talking Casey
                                  Here Am I, Oh Lord Send Me
                                  Hard Times In The Old Town Tonight
                                  Spike Driver's Blues
Satisfied        Mississippi John
                  Hurt            Candy Man
                                  My Creole Belle
                                  Make Me A Pallet On Your Floor
                                  Sharke That Thing

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------
                                  Sam's Blues
                                  Sweet Mama
                                  Rockin' and Rollin' The Blues
                                  Just Pickin'
                                  Blue Blues
                                  Please Be Cool
                                  Shakin' And Shoutin'
                                  Bullet Blues
                                  Feeling The Blues
Sweet Home
 Chicago         Muddy Waters     Forty Days and Forty Nights
                                  Rollin' And Tumblin'
                                  All Aboard
                                  Rock Me
                                  Rollin' Stone
                                  I'm Ready
                                  Standin' Around Cryin'
                                  She Moves Me
                                  I Feel So Good
                                  Goin' Home
Rejuvenation     New Birth        Slow Driving
                                  Falling In Love Again
                                  Sure Thing
                                  God's Children Part 1
                                  God's Children Part 2
                                  I Never Felt This Way Before
                                  The Long And Winding Road
Nat King Cole    Live Radio
                  Broadcast       On The Sunny Side Of The Street
                                  Sweet Lorraine
                                  Paper Moon
                                  If You Can't Smile And Say Yes
                                  Sweet Georgia Brown
                                  Frim Fram Sauce

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  Trouble With Me Is You
                                  Satchet Mouth Baby
                                  Miss Thing
                                  Man On The Keys
New Orleans Gold Lee Dorsey       Working In The Coal Mine
                 Ernie K. Doe     Mother In Law
                 Chris Konner     Land Of 1,000 Dances
                 Wilbert
                  Harrison        Kansas City
                 Robert Parker    Barefootin'
                 Irma Thomas      I Wish Someone Would Care
                 Aaron Neville    Tell It Like It Is
                 Huey Smith       Rockin' Pneumonia & The Boogie
                                   Woogie Flu
                 Maurice Williams
                  & The Zodiacs   Stay
                 The Showmen      It Will Stand
Superbird        Neil Sedaka      Little Song
                                  Superbird
                                  Rosemary Blue
                                  Cardboard California
                                  Silent Movies
                                  What Have They Done To The Moon
                                  God Bless Joanna
                                  Prelude
                                  One More Mountain To Climb
                                  Is Anyone Gonna Miss You
Top O'The Strip  Orrin Tucker     Penguin In Pakistan
                                  Nearness Of You
                                  To Each His Own
                                  Frivelous Frappet
                                  My Silent Love
                                  That Old Black Magic
                                  Temptation
                                  Laura

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  Clair De Lune
                                  Love Is Just Around The Corner
                                  My Heart Is In The Melody
                                  Lover
Peter Frampton   Peter Frampton   There's A Man                     3:49
                                  Going Home                        3:27
                                  Loving Cup                        5:00
                                  Grits and Cornbread               2:26
                                  Love Taker                        5:47
                                  All I Wanna Be                    4:11
                                  Madame                            6:40
Please Send Me
 Someone To Love Percy Mayfield   Cried Last Night/Baby Please
                                  Two Years Of Torture
                                  Every Day I Have The Blues
                                  Strange Things Happen
                                  Please Send Me Someone To Love
                                  Three O'Clock In The Morning Blues
Jump For Jones   Quincy Jones     Mad Thad
                                  Quiet Sip
                                  Cat Meets Chick
                                  Bird Song
                                  Jumping For James
                                  Whisper Not
Roy Brown        Roy Brown        Travelin' Blues
                                  Let The Four Wind Blow
                                  Love For Sale
                                  Boogie Woogie Blues
                                  Good Rockin' Tonight
                                  Medley: Boogie At Midnight/Love Don't
                                   Love Nobody
                                  Medley: Losing Hand/Tin Pan Alley
R.B. Greaves     R.B. Greaves     Rock and Roll
                                  Let Me Be The One Tonight

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  Hollywood It's Me
                                  Mary
                                  Lady Linda
                                  Who's Watching The Baby
                                  The Gods Watch It All
                                  What's All The Full
                                  Home to Home
                                  Back In Georgia
Goin' Down Slow  Ray Charles      Goin' Down Slow
                                  Alone In The City
                                  Now She's Gone
                                  Rockin' Chair Blues
                                  A Sentimental Blues
                                  Can Anyone Ask For More
                                  Let's Have A Ball
                                  This Love Of Mine
                                  Can't See You Darling
                                  If I Give You My Love
Rockin' To New
 Orleans         Elmore James     Shake Your Moneymaker
                 Leo Dorsey       Everything I Do Gonh Be Funky
                 Betty Harris     I'm Evil Tonight
                 Aaron Neville    Over You
                 Huey "Piano"
                  Smith & The
                  Clowns          Don't You Just Know It?
                 Les Cooper       Wiggle Wobble
                 Frankie Lee
                  Sims            Walkin' With Frankie
                 Ernie K. Doe     Wanted, $10,000 Reward
                 Wilbert
                  Harrison        Let's Stick Together
                 Barbara George   You Talk About Love
                 Earl King        Those Lonely Lonely Nights
                 Buster Brown     Is You Is Or Is You Ain't My Baby?
Rock And Roll
 Forever         Carl Perkins     Dixie Friend
                 Joe Tex          Charlie Brown Got Expelled

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                 Roy Orbison      Sweet And Easy To Love
                 Chuck Berry      Sweet Little Sixteen
                 Dale Hawkins     Suzie Q
                 Etta James       Dance With Me Henrey
                 Wilson Pickett   If You Need Me
                 Jerry Lee Lewis  I'm Feelin' Sorry
                 Al Jarreau       Use Me
                 Gene Vincent     Story Of The Rockers
Ridin' High      Rod Stewart      Just Got Some
                                  Shake
                                  Sparky Rides
                                  Wild Eyed Girl
                                  Bright Lights Big City
                                  Red Balloon
                                  Keep Your Hands Off Of Her
                                  Ain't That Lovin' You Baby
                                  Why Does It Go On
                                  The Day Will Come
Salsa Cubana
 en Tropicana    Salsa Cubana
                  en Tropicana
Son House In
 Concert         Son House        Intro: It's So Hard
                                  Judgement Day
                                  New York Central
                                  A True Friend Is Hard To Find
                                  Preachin' The Blues
                                  Change Your Mind
Superstar
 Session         Alabama          Patches
                 Alabama          Loving You Is Killing Me
                 Alabama          I Want To Be With You Tonight
                 George Jones     My Favorite Lies
                 George Jones     A Good Year For The Roses
                 Johnny Paycheck  Sunday Morning Comin' Down
                 Johnny Paycheck  I'm Not Looking Back Anymore

<MPAGE>

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                 Jimmy Durante    Inka Dinka Doo
                 Jimmy Durante    Goodnight
                 Stan Kenton      Artistry In Rhythm
                 Bing Crosby      Blue Of The Night
                 Bing Crosby      White Christmas
                 Count Basie      One O'Clock Jume
                 Jan Savitt       720 In The Book
                 Eddy Howard      Little Lost Angel
                 Louis Prima      Darktown Strutters Ball
                 Fred Waring      I'll See You In My Dreams
                 Ben Bernie       Lonesome Old Town
                 Count Basie      April In Paris
                 Charlie Spivak   Stardreams
                 Vaughn Monroe    Racing With The Moon
                 Ray Noble        The Very Thought Of You
                 Claude
                  Thornhill       Snowfall
                 Paul Whiteman    Rhapsody In Blue
                 Earl Hines       G.T. Stomp
                 Wayne King       Tonight You Belong To Me
                 Benny Goodman    Let's Dance
                 Louis Armstrong  Sleepy Time Down South
                 Puccini          Theme From Madame Butterfly
                 Jack Benny       Love In Bloom
                 Albert Ammons    Boogie Woogie Beat
                 Guy Lombardo     Auld Lang Syne
Teamster Power   Tex Williams     Teamster Power
                 Ralph Harrison   The American Trucker
                 Eddie Dean       Teddy Bear
                 Gunner Thompson  Teamster Power
                 Craig Donaldson  Drive That Rig To Glory
                 Gunner Thompson  Farther On Down The Line
                 Tex Williams     Giddy Up, Go

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                 Jay Thomas       Different Breed of Cowboy
                 Red Simpson      Roll Truck, Roll
                 Red Simpson      Six Days On The Road
                 Johnny Wakely    Guardian Angel Of Ole 93
                 Rusty Draper     Ramblin' Man
World's Greatest
 Rock & Roll
 Vol. 1          Gene Vincent     Be Bo A Lula
                 Chuck Berry      Roll Over Beethoven
                 Carl Perkins     Disciple In Blue Suede Shoes
                 Bill Hailey &
                  The Comets      Rock Around The Clock
                 Mike Bloomfield  Linda Lu
                 Fats Domino      I'm Walkin'
                 Electric Flag    Groovin' Is Easy
                 Chuck Berry      Rock & Roll Music
                 Rod Stewart      Miss Misunderstood
                 Joe Tex          You Little Baby Face Thing
                 Al Jarreau       Ain't No Sunshine
                 Jerry Lee Lewis  Whole Lotta Shakin' Goin' On
Thundering Hero  Woody Herman     Swing Low Sweet Chariot           2:50
                                  I Got It Bad                      3:41
                                  Fan It                            2:58
                                  Apple Honey                       4:10
                                  There'll Be Some Changes Made     3:35
                                  Stardust                          3:50
                                  Northwest Passage                 5:17
                                  The Good Earth                    2:43
                                  Baby I Need You                   3:06
                                  Half Past Jumping Time            4:00
Love And Pain    Willie Nelson    I Let My Mind Wonder
                                  December Days
                                  I Write You Letters
                                  I Can't Find The Time
                                  I Didn't Sleep A Wink

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                                  You Wouldn't Cross The Street To
                                   Say Goodbye
                                  Suffering In Silence
                                  I Feel So Sorry For Him
                                  You'll Always Have Someone
                                  I Just Don't Understand
Slow Down
 Old World       Willie Nelson    Any Old Arms Won't Do
                                  Slow Down Old World
                                  Healing Hands of Time
                                  And So Will You My Love
                                  Things To Remember
                                  One Step Beyond
                                  Undo The Wrong
                                  Home Is Where You're Happy
                                  Why Are You Picking On Me?
Willie Nelson
 & Johnny Lee    Willie Nelson &
                  Johnny Lee      Shelter Of My Arms
                                  Blame It On The Times
                                  Victims Of The Pretty Things Of Life
                                  This Time
                                  Dear Alice
                                  Will You Remember Mine?
                                  End Of An Understanding
                                  Congratulations
                                  Ramblin' Rose
                                  Your Song
Outlaw Reunion
 Vol. 1          Willie Nelson    Building Heartaches
                 Waylon Jennings  Crying
                 Waylon Jennings  Sally Was A Good Old Girl
                 Willie Nelson    Pages
                 Waylon Jennings  Abilene
                 Waylon Jennings  It's So Easy
                 Willie Nelson    It There Something On Your Mind
                 Waylon Jennings  Love's Gonna Live Here

Sun-Heritage Audio Catalogue


ALBUM            ARTIST           SONG TITLE                        TIME
-------------------------------------------------------------------------

                 Willie Nelson    Face Of A Fighter
                 Waylon Jennings  Don't Think Twice
We'll Take
 Romance         June Christy     The Nearness Of You
                 Sarah Vaughn     What More Can A Woman Do
                 Charlie Barnet   One More For My Baby
                 Louis Armstrong  Lucky Old Sun
                 Lena Horne       More
                 Vic Damone       Didn't We
                 Robert Goulet    What Kind Of Fool Am I?
                 San Fletcher     The Look Of Love
                 Kingston Trio    Colours
                 Santo & Johnny   Show And Tell
Yoboso Latin
 Knights         Yoboso Latin Knights

                                            EXECUTED IN MULTIPLE ORIGINAL FORM

                            TAMPA BAY CORPORATION
                           4530 NORTH 40TH STREET
                           PHOENIX, ARIZONA 85018

                          As of September 21, 1995

SUN BROADCASTING SYSTEMS, INC. ("SUN")
100-D East Tahquitz Canyon Way
Palm Springs, California 92262

Attn:     Mr. Greg McDonald
          -----------------

Dear Mr. McDonald

This Letter of Agreement ("Agreement") shall serve to confirm the agreement between Tampa Bay Corporation (herin "Tampa Bay") Sun Broadcasting Systems, Inc. (herein "Sun") as follows:

Sun is a producer of interactive multi-platform audio-video devices known as "CD-ROM", which are intended solely for home use only. Sun owns and controls certain video programs (sometimes referred to herein as "Videos") which are capable of bing incorporated into CD-ROM programs, which if all promises, covenants and undertakings of Tampa Bay set forth herein are met, Tampa Bay shall acquire hereby the NET PROFIT PARTICIPATIONS described herein to either an initial CD-ROM compilation consisting in its entirety of artists and performances selected by Sun (consisting of not more than five (5) artists and having a duration not exceeding ninety (90) minutes) from the Videos listed on Exhibit "A" and/or such compilation and additional programs which constitute all of the Videos listed in the Sun catalogue attached hereto as said Exhibit "A", which is incorporated by reference as if set forth at length at this point.

Tampa Bay has represented to Sun that it is fully capable of providing Sun with such funds as may be required to produce CD-ROM programs as aforesaid. Accordingly, upon the parties full execution hereof Tampa Bay shall pay to Sun an irrevocable, non-refundable option payment in the amount of fifty thousand dollars ($50,000), pursuant to which Tampa Bay may hereafter exercise it option to acquire the rights and interests set forth herein.
In the event Tampa Bay fails to exercise its option by paying to Sun the further amount of two hundred thousand dollars ($200,000) not later than November 01, 1995, such option without further notice or action on the part of either party shall be deemed to have irrevocably lapsed by reason of the passage of time and except a specifically provided for herein, both parties' rights and obligations hereunder shall be deemed to have ceased. In the event such payment is not forthcoming on or before November 10, 1995, as provided for above, Tampa Bay shall be deemed to have acquired a participartory interest in the aforesaid "compilation" CD-ROM which is equal to ten percent (10%) of the net profits generated thereby, which shall be defined, calculated and paid to Tampa Bay by Sun on the same basis as described hereinbelow.

In the event Tampa Bay shall pay to Sun the aforesaid amount on or before November 10, 1995 then it and its successors and assigns shall be deemed to have acquired for the full term of its copyright and any copyrights with interests therein, an undivided fifty percent interest in and to all "net profits" (ie all amounts received by Sun less production, distribution and marketing cost and third party payments pertaining to underlying rights) generated by and actually received by Sun or credited to its account as a result of CD-ROM sales of the so-called compilation CD-ROM. Each payment and statement due to Tampa Bay shall be paid and rendered within fifteen days of Sun having received each such corresponding income. No statements shall be required for any semi-annual period in which no net receipts accrue.

Presuming that Sun received from Tampa Bay both of the payments set forth above in a timely manner, the parties agree to negotiate In good faith a comprehensive agreement intended to cover like rights in and to all the Videos listed on Exhibit "A" insofar as CD-ROM rights only are concerned. All other rights are reserved to Sun or third parties.

All production, distribution, licensing and marketing of CD-ROM products hereunder shall be done in the sole and unfettered discretion of Sun and Tampa Bay shall have no right whatsoever to participate in or object to any creative or business decision undertaken in good faith by Sun and its agents in connection herewith.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of this 21st day of September 1995.

SUN BROADCASTING SYSTEMS, INC.

BY:  Greg McDonald
     its President

TAMPA BAY CORPORATION

by: an authorized signer

NUMBER                                                                  SHARES
3033                                                                 2,000,000
                           Tampa Bay Corporation
                       INCORPORATED ON MARCH 18, 1987
                           IN THE STATE OF NEVADA
                              CUSIP #875119109
                      AUTHORIZED STOCK: 50,000 SHARES
                         PAR VALUE $.001 PER SHARE

THIS CERTIFIES THAT
DROMEDARY LLOYD                                                     RESTRICTED
IS THE RECORD HOLDER OF  TWO MILLION

                           TAMPA BAY CORPORATION


transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: September 29, 1995

[SEAL]         /s/ Randall Howard       /s/ Jeffrey S. Taylor
               --------------------     ---------------------
               Secretary                President

The shares of stock represented by this certi-
ficate have not been registered under the Sec-
urities Act of 1933, as amended, and may not be
sold or otherwise transferred unless a compliance
with the registration provision of such Act has        Countersigned
been made or unless availability of an exemption       HOLLADAY STOCK
                                                       TRANSFER, INC.
from such registration provisions has been estab-      4350 E. Camelback
                                                       Road, Suiet 1000
lished, or unless sold pursuant to Rule 144 under      Phoenix, AZ 85018
the Securities Act of 1933.        (602) 840-9019

               By: /s/ S.O.
                 -------------------------------
                    Authorized Signature

NUMBER                                                                  SHARES
3032                                                                   100,000
                           Tampa Bay Corporation
                       INCORPORATED ON MARCH 18, 1987
                           IN THE STATE OF NEVADA
                              CUSIP #875119109
                      AUTHORIZED STOCK: 50,000 SHARES
                         PAR VALUE $.001 PER SHARE

THIS CERTIFIES THAT
LAWRENCE OLSON                                                      RESTRICTED
IS THE RECORD HOLDER OF  ONE HUNDRED THOUSAND

                           TAMPA BAY CORPORATION


transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: September 29, 1995

[SEAL]         /s/ Randall Howard       /s/ Jeffrey S. Taylor
               --------------------     ---------------------
               Secretary                President

The shares of stock represented by this certi-
ficate have not been registered under the Sec-
urities Act of 1933, as amended, and may not be
sold or otherwise transferred unless a compliance
with the registration provision of such Act has        Countersigned
been made or unless availability of an exemption       HOLLADAY STOCK
                                                       TRANSFER, INC.
from such registration provisions has been estab-      4350 E. Camelback
                                                       Road, Suiet 1000
lished, or unless sold pursuant to Rule 144 under      Phoenix, AZ 85018
the Securities Act of 1933.        (602) 840-9019

               By: /s/ S.O.
                 -------------------------------
                    Authorized Signature

NUMBER                                                                  SHARES
3031                                                                   200,000
                           Tampa Bay Corporation
                       INCORPORATED ON MARCH 18, 1987
                           IN THE STATE OF NEVADA
                              CUSIP #875119109
                      AUTHORIZED STOCK: 50,000 SHARES
                         PAR VALUE $.001 PER SHARE

THIS CERTIFIES THAT
WILLIAM BRIN                                                        RESTRICTED
IS THE RECORD HOLDER OF  TWO HUNDRED THOUSAND

                           TAMPA BAY CORPORATION


transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: September 29, 1995

[SEAL]         /s/ Randall Howard       /s/ Jeffrey S. Taylor
               --------------------     ---------------------
               Secretary                President

The shares of stock represented by this certi-
ficate have not been registered under the Sec-
urities Act of 1933, as amended, and may not be
sold or otherwise transferred unless a compliance
with the registration provision of such Act has        Countersigned
been made or unless availability of an exemption       HOLLADAY STOCK
                                                       TRANSFER, INC.
from such registration provisions has been estab-      4350 E. Camelback
                                                       Road, Suiet 1000
lished, or unless sold pursuant to Rule 144 under      Phoenix, AZ 85018
the Securities Act of 1933.        (602) 840-9019

               By: /s/ S.O.
                 -------------------------------
                    Authorized Signature

                           NON-EXCLUSIVE PHONOGRAPH
                           RECORD LICENSE AGREEMENT

             NON-EXCLUSIVE PHONOGRAPH RECORD LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into as of the 8th day of December, 1995, by and between SUN CLASSIC COMMUNICATIONS GROUP, INC., a California corporation with its main place of business in of Palm Springs, Califomia (hereinafter sometimes referred to as "Licensor") and TAMPA BAY CORPORATION a Nevada corporation with its main place of business in Phoenix, Arizona (hereinafter sometimes referred to as "Licensee").

                                WITNESSETH:

     WHEREAS, Licensor controls for the purposes herein stated master recordings embodying the vocal performances of the recording-artists listed on Exhibit "A" attached hereto and incorporated herein by reference (hereinafter sometimes jointly referred to herein as "Artists") for the purpose of embodying the same on phonograph records; and

     WHEREAS, Licensee is in a position to directly or indirectly provide manufacturing facilities for phonograph record albums in and throughout the United States of America, its territories and possessions (hereinafter referred to as the "Territory") for the distribution of phonograph records through traditional retail outlets, mass merchandisers and so-called "key-outlet" distributors:

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and promises hereinafter set forth, it is agreed:

l. LICENSE OF MASTER RECORDINGS. Licensor hereby licenses non-exclusively to Licensee, and Licensee hereby accepts from Licensor, for the term of this Agreement and for the Territory only, the master recordings listed on Exhibits "A", respectively entitled as indicated thereon or as may be re-entitled by Licensee (herein the "Masters") annexed hereto (and by this reference incorporated herein) to be released by Licensee in the form of long-playing phonograph records respectively embodying Artists' performances, each to be entitled as aforesaid (hereinafter sometimes jointly referred to as the "Albums"), for the sole purpose of manufacturing the Albums, in the Territory, by means of retail, mass merchandisers and so-called "key market outlet" distribution methods only. Except as expressly provided for in this agreenment, all rights of any nature whatsoever in the aforementioned master recordings or any related or unrelated master recordings are reserved by Licensor. Licensee undertakes to use its best efforts and all reasonable skill and abilitv in its manufacture, distribution and sale of phonograph records hereunder throughout the Territory.

2. RIGHTS GRANTED. Subject to the provisions of Paragraph 1 hereof (and to the other provisions of this agreement), Licensor hereby grants Licensee, with regard to Licensor's Masters, the following rights with respect to the Albums:

     (a) The non-exclusive rights to manufacture, distribute, sell and advertise the Albums, in the Territory, by means of retail, mass merchandiser and key-market outlet distribution methods only, it being understood that except as otherwise expressly provided herein such right to manufacture shall automatically revert to Licensor upon the expiration or termination of such term.

     (b) The non-exclusive right to use in the Distribution and Manufacturing Territorv the names and likenesses of the Artists in connection with the advertising, publicizing or sale of records manufactured therefrom, except as expressly provided for herein. Licensor or third parties whose rights in and to the same underlie those of Licensor shall own and retain the exclusive right to exploit all artwork embodying the Artists' names and/or likenesses hereunder (except as to those uses and ownerships which are specifically granted to Licensee hereunder) and Licensee shall have no so-called "merchandising rights" (as that term is commonly understood in the phonograph record industry) in and to the Artists' names, voices, likenesses, or facsimile signatures as a result of this agreement and the Artists' performances hereunder.

     c) Licensee shall not use or in any way dispose of any master recording supplied or caused to be supplied bv Licensor under this Agreement or any reproduction thereof, other than in accordance with the terms hereof.

3. TERM. The term of this agreement shall commence as of December 8, 1995 or the date upon which Licensor shall receive pavment of the License Fee specified under paragraph 4 below (which payment is being made as the final payment called for under the terms of that certain so-called Agreement And Plan Of Reorganization being executed simultaneously herewith by and between Licensee and Licensor's affiliated company, Sun Broadcasting Systems. Inc.) and shall continue for a period of three (3) years (herein "Term") from and after such date.

4. ROYALTY PAYMENT. In consideration of this Agreement and the rights licensed hereunder, Licensee shall pay to Licensor a one-time flat royalty payment in the net amount of Five Hundred Thousand Dollars ($500,000.00), payable in the manner provided for in paragraph 5 hereinbelow.

5. PAYMENT AND DIVISION OF ROYALTY FEE. Payment of the one-time royalty payment shall be made in U. S. dollars and shall be made on the date specified for and in lieu of the final cash payment due to Licensor's affiliate, Sun Broadcasting Systems, Inc. ("SBS"') under that certain agreement for Merger and Reorganization of even date herewith entered into between Licensee and SBS.

6.   ARTIST'S, PRODUCER'S AND COPYRIGHT ROYALTIES

     (a) To the extent applicable, Licensor shall pay or cause to be paid any and all sums which may become due to any third party(ies) pursuant to any contract with Licensor as a result of this Agreement, including all sums due to the Artists or any record producers, musicians, arrangers, copyists or others whose performances are embodied in the Albums as a result of this Agreement and Licensee's payment hereunder. Any claims in connection therewith are without relevance to the Licensee. In the instance of such claims, Licensee shall promptly upon presentation thereof revert the same to Licensor.

     (b) With respect to records released by Licensee hereunder which embody master recordings hereunder containing copyrighted musical or other material, Licensee warrants and represents that it shall obtain all necessary licenses and that it shall pay directly to the copyright proprietors of such material or to their duly authorized agent(s), all mechanical royalties (including the full statutory rate thereof, as required) or other sums which may be due or become due under and in accordance with said licenses or any applicable laws with respect to sales hereunder.

7. DELIVERY OF MASTER RECORDINGS. Licensee shall acknowledge. in writing Licensor's delivery of the master recordings licensed hereunder and that all such master recordings shall be used by Licensee only for such purposes as are provided for in this Agreement. Licensee shall, upon its receipt of Licensor's invoice therefore, reimburse Licensor for its net out-of-pocket costs of duplicating and shipping to Licensee the master tapes and uncombined films hereunder. The approximate costs of each DAT master to be delivered hereunder is $125.00. Licensor shall provide uncombined album negatives to Licensee at its net cost therefore, estimated to be $450.00 per Album. Shipping shall be reimbursed upon demand at Licensor's net costs therefore, estimated to be $450.00 per Album. Shipping shall be reimbursed upon demand at Licensor's net cost.

8. SUBLICENSES. Licensee shall not without Licensor's advance written consent (which consent shall not be unreasonablv withheld) sub-license to any third party(ies) its rights hereunder, nor shall it export or knowingly permit third parties to export records hereunder outside of the licensed Territory.

9.   TRADEMARKS: LABEL COPY.

     (a) To the extent Licensor has a duly registered trademark ("Citation Records-TM") and such use can lawfully be permitted by Licensor, Licensor grants to Licensee for the term of this Agreement the non-exclusive right to use the Licensor's trademark within the Territory, only and solely for the purpose of manufacturing, distributing and advertising copies of the Albums as herein provided. Licensee shall comply with all label copy instructions received from Licensor. All label copy shall bear appropriate copyright notices and notice under the Universal Copyright Convention.

     (b) Licensee agrees and acknowledges that it shall not acquire any rights of whatsoever nature in the Licensor's said trademark or any artwork thereof as a result of Licensee's use thereof and that all uses thereof by Licensee shall inure to the benefit of Licensor. Licensee shall not directly or indirectly, during the term of this Agreement or thereafter, attack the ownership by Licensor of its trademark and/or "logo" or the validity thereof. Licensee shall at no time use or authorize the use of any trademark, "logo" trademarks or other designation identical with or confusingly similar to Licensor's trademarks and "logos" which would affect the ownership of said trademark or "logos".

     (c) Licensee shall not at any time apply for any registration of any copyright trademark or "logo" or other designation, including any artwork which includes Licensor's trademark and/or "logo" in whole or in part, and shall not file any document with any governmental authority or take any other action which would affect the ownership of said trademark or "logos".

     (d) Licensor shall furnish Licensee with the names of songwriters and lyricists of each musical selection embodied in the Masters. Such information and the individual running/playing times of each Master shall be delivered to the Licensee not later than that date upon which the Masters are delivered to the Licensee as part of the uncombined film negatives provided.

10. EDITING. All Master recordings released on records hereunder shall be released in their entirety and without editing and in the manner and for the purpose originally recorded by Licensor or its predecessor in interest or client(s).

11. OWNERSHIP OF LICENSED PROPERTY. All tapes, acetates, stampers, mothers or duplicates of all Master Recordings referred to herein and all copyrights, ownerships and rights in and to such Master Recordings shall remain the sole and exclusive propertv of Licensor or its underlying licensor/client (as the case may be). Licensee will, upon request, execute or cause to be executed, and will deliver to Licensor, all documents necessary to establish and effectuate Licensor's clients' unencumbered ownership of all such rights. Neither Licensee nor anyone claiming rights through Licensee shall sell, assign, transfer, mortoage, hypothecate or subject to any lien or encumbrance. any of the above rights, and any attempt thereto shall be null and void and of no force and effect whatsoever. All record labels, liners and packaging produced, manufactured and/or distributed by or under the authority of Licensee hereunder shall bear appropriate copyright notices, as required under the Rome Convention, indicating INTER ALIA that the Master Recordings are copyrighted in accordance with the notices set forth on Schedule "A" annexed hereto. Any artwork and design created and manufactured by Licensee hereunder shall be from inception and remain the property of Licensee after the expiration or termination of the Agreement.

12.  RIGHTS OF TERMINATION OF LICENSOR. In the event:

     (a) Licensee shall fail to make any payments required hereunder or Licensee shall fail to perform any of its material obligations required of it hereunder and Licensor shall have notified Licensee in writing of such failure and Licensee shall not have cured such failure within five (5) days after such written notification;

     (b) Licensee shall make or attempt to make any assignment for the benefit of creditors or make any compositions with creditors, or any action or proceeding under any bankruptcy or insolvency law is taken by or against Licensee or Licensee shall effect a voluntary or compulsory liquidationl; or

     (c) The businesses of Licensee or a substantial portion of either shall be expropriated or otherwise taken over by any government or quasi-governmental authority of any kind; then, and in any of such events, Licensor may, in addition to all of its other rights and remedies at law or otherwise, at its option, terminate this Agreement upon giving not less thall ten (10) days' written notice to Licensee without prejudice to any rights or claims which Licensor may have. Notwithstanding the expiration or termination of this Agreement for any reason whatsoever, the terms hereof shall remain in full force and effect until all materials furnished or made available hereunder (or any reproduction thereof) have been returned to Licensor.

13.  EFFECT OF EXPIRATION OR TERMINATION.

     (a) Upon the expiration or termination of this Agreement, all manufacturing by or under the authority of Licensee shall cease, and Licensee shall not manufacture any further records from the master recordings licensed hereunder. A11 master recordings and all derivatives thereof and any other material in Licensee's possession or control used in the manufacture of records hereunder (including, but not limited to, tapes, mothers and stampers) shall promptly, at the option of Licensor and upon its written instruction, either:

          (i) be transferred by Licensee to Licensor or its designee at Licensee's actual cost, plus shipment charges; or

          (ii) to the extent Licensor so elects in writing, be destroyed by Licensee under the supervision of Licensor or Licensor's designee, or, at Licensor's written request destroyed by Licensee without such supervision, provided Licensee provides Licensor with an affidavit of such fact, sworn to by a principal officer of License.

     (b) Licensee shall submit to Licensor, not later than ten (10) days after the expiration of this Agreement, a written inventory of all then-remaining copies of the records manufactured hereunder. Licensor or its designee shall have the option, upon giving Licensee written notice of its election to do so not later than two (2) months after each of their receipts of such written inventory, to purchase such remaining copies which are unsold at the time it make such election for an amount equal to Licensee's direct cost of manufacturing such records and the amount of any sales taxes Licensee must pay in connection with such purchase. If Licensor or designee elects to purchase such remaining copies, Licensee shall promptly ship them at such party's costs (which same shall pay promptly), to same, or shall make them available at Licensee's place of business for same to take possession thereof.

     (c) Upon the expiration of this Agreement by reason of passage of time and not by reason of any termination by Licensor, provided that Licensee submits the aforesaid written inventory to Licensor within ten (10) days after such expiration, Licensee shall for a period of six (6) months from the date of such expiration continue to have the right to sell the then-remaining copies of said records until such time as Licensor or its designee notifies Licensee, in accordance with the foregoing provisions, that same elects to purchase such remaining copies of said records: in the event same does not so notify Licensee, Licensee shall, promptly upon its receipt of such notification, cease any further selling of such remaining copies of said records and shall forthwith proceed in accordance with the provisions of (b) above.

     (d) All sales of records by Licensee subsequent to the expiration of this Agreement shall, except as otherwise provided herein, be in accordance with the terms and provisions hereof applicable to the sale of records during the term hereof. Upon the expiration of the six (6) month period referred to in subparagraph (c) above, Licensee shall destroy all then-remaining records under the supervision of Licensor or its designee, or, to the extent Licensor so elects in writing, Licensee shall destroy said records without such supervision, provided that Licensee provides Licensor with an affidavit of such facts, sworn to by a principal officer of Licensee.

14.  DEFINITION OF RECORD AND PHONOGRAPH RECORD.   For purposes of this
Agreement, the terms "record" and "phonograph record" shall mean any SOUND CARRIER of any material and revolving at any speed, or any other device or contrivance of any type, character or description (including so-called "compact discs"), including tapes, whether in reel-to-reel, cassette, DAT, MiniDisc, DCC or cartridge form, whether now or hereafter known, for the reproduction of sound only, manufactured and sold primarily for home entertainment use. It is specifically understood and agreed that no rights are hereby granted by Licensor to Licensee hereunder, to exploit the Master Recordings hereunder by any other means than are specified in Paragraph 1 hereof, all of which such rights are expressly reserved by Licensor. Accordingly, Licensor or its designee shall have the sole and exclusive right, at its election, to exercise any of the said reserved rights in the Territory during the term hereof.

15. NOTICES. A11 statements, royalties and other payments to be given to Licensor hereunder shall be addressed to Licensor as hereunder provided. All notices to be given by either party hereto shall be in writing and shall be delivered bv registered airmail, postage prepaid, or by telegram, facsilnile or cable, charges prepaid. Any properly addressed notice (other than any notice of change of address, which shall only be effective upon receipt) which is so mailed, telegraphed, telecopied or cabled shall be conclusively deemed to have been given two (2) days after the date of mailing as aforesaid or one (1) day after the date of telecopied transmission or delivery to the telegraph or to the cable compay,. as the case may be. The addresses of the parties, until further written notice to the contrary, are:

       LICENSOR                                   LICENSEE
       SUN CLASSIC COMMUNICATIONS GROUP, INC.     TAMPA BAY CORPORATION
       1000-D East Tahquitz Canyon Way            4530 North 40th Street
       Palm Springs, California 92262             Phoenix, Arizona 85018
       Attn:   GREG MCDONALD                      Attn: ________________


16.  MISCELLANEOUS.

     (a)  The covenants hereunder are subject to applicable laws.

     (b) If any part of this Agreement shall be declared invalid or unenforceable by a court of component jurisdiction, it shall not affect the validity of the balance of this Agreement, provided, however, that if any provision of this Agreement pertaining to the payment of monies to Licensor shall be declared invalid or unenforceable, Licensor shall have the right, at its option, to terminate this Agreement upon giving not less than five (5) days' written notice to Licensee.

     (c) Except as provided for in this Agreement, all rights of any nature in the Master Recordings licensed hereunder are reserved by Licensor .

     (d) This Agreement may not be modified orally; no waiver, amendment or modification shall be binding or effective unless in writing and signed by the party sought to be bound.

     (e) Paragraph headings used herein are for convenience only and are not part of this Agreement and shall not be used in construing it.

     (f) This Agreement shall inure to the benefit of and be binding upon Licensor and its successors and assigns and Licensee and any of his permitted successors or assigns. Time is of the essence with respect to all payments hereunder, subject to the termination cure period provided for in sub-section (b) hereinabove.

     (g) In the event of any action, suit or proceeding hereunder, the party prevailing, to the greater extent, shall be entitled to recover reasonable attomey's fees in addition to the cost of said action, suit or proceeding.

     (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.  FORCE MAJEURE.

     Neither party hereto shall be liable to the other for any failure to perform or a delay in performance of its obligations hereunder caused by an Act Of God, outbreak of hostilities, riots, civil disturbance, act of terrorism, the act of any government or authority (including any revocation of any license or consent), fire, explosion, flood, fog or bad weather, default of suppliers or sub-contractors, theft, malicious damage, strike, lock-out or industrial action of any kind, cause or circumstance beyond its reasonable control.

18.  INDEMNITY/CHAINS OF TITLE.

     Licensor agrees to protect, defend, indemnify and hold Licensee harmless from and against any and all liability and/or expenses arising out of any alleged infringement or claims asserted by third parties contesting the rights granted by Licensor to Licensee hereunder, which claim is reduced to a final judgment in a court of competent jurisdiction or which is settled with Licensor's written consent. Licensor warrants and represents that its ownership and rights in and to Masters and its right to grant to Licensee the rights set forth herein are derived pursunlt to a direct agreement between Licensor and the Artists.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


Sun Classic Communications Group, Inc.       Tampa Bay Corporation



By: /s/ GREG MCDONALD                        By: /s/ WILLIAM BRIN
   -------------------------                    --------------------------
   Greg McDonald
   its Chairman & CEO                        its President/CEO


Dated:  12/8/95                              Dated:  12/5/95

            EXHIBIT "A" TO THE AGREEMENT DATED DECEMBER 8, 1995
                        ENTERED INTO BY AND BETWEEN
                   SUN CLASSIC COMMUNICATIONS GROUP, INC.
                                    AND
                           TAMPA BAY CORPORATION

                 (THIS EXHIBIT CONSISTS OF NINE (9) PAGES)


ERIC BURDON                          House Of The Rising Sun
                                     Spill The Wine
                                     San Franciscan Nights
                                     Help Me Girl
                                     Bring It On Home To Me
                                     We Gotta Get Out Of This Place
                                     Don't Bring Me Down
                                     It's My Life
                                     I'm Crying
                                     Boom Boom
                                     See See Rider
                                     When I Was Young
                                     Monterey
                                     Anything
                                     White Houses
                                     The Night
                                     Gonna Send You Back To Walker
                                     Inside Looking Out
                                     Don't Let Me Be Misunderstood

"FATS" DOMINO                        Going To The River
His Greatest Hits Live               I'm Ready
                                     I Want To Walk You Home
                                     Whole Lotta Loving
                                     I Almost Lost My Mind
                                     Ain't That A Shame
                                     I'm In Love Again
                                     I'm Walking
                                     I'm Walking To New Orleans
                                     Poor Me
                                     Let The four Winds Blow

                                     Shake Rattle And Roll
                                     My Girl Josephine
                                     The Fat Man
                                     I'm Gonna Be a Wheel Someday
                                     Blue Monday
                                     Jambalaya (On the Bayou)
                                     Blueberry Hill
                                     When The Saints Go Marching In
                                     Sentimental Journey
                                     Fats Boogie
                                     My Toot Toot
                                     I Can't Go On
                                     So Long/Stormy Weather

THE GRASS ROOTS                      Sooner or Later
Greatest Hits Live                   Wait A Million Years
                                     Heaven Knows
                                     Think I Should Have Said
                                     Let's Live For Today
                                     Temptation Eyes
                                     Two Divided By Love
                                     Midnight Confessions

PETER NOONE                          I'm Into Something Good
Herman's Hermits                     Wonderful World
Greatest Hits Live                   Listen People
                                     Dandy
                                     A Must To Avoid
                                     No Milk Today
                                     Steady Eddie
                                     God Knows
                                     Leaning On A  Lampost
                                     Silhouettes
                                     Don't Say It
                                     Needles and Pins
                                     Jusa a Little Bit Better
                                     End Of The World
                                     Jezebel
                                     A Kind Of Hush
                                     Mrs. Brown
                                     I'm Henry the VIII, I Am!

JAN & DEAN                           Sidewalk Surfin'
Silver Summer                        Surfin' Safari
The 25th Anniversary Album           Honolulu Lulu
                                     Ride the Wild Surf
                                     Surf City
                                     Surfin' USA
                                     Drag City
                                     Little Deuce Coupe
                                     Deadman's Curve
                                     I Get Around
                                     Little Old Lady From Pasadena
                                     Fun Fun Fun
                                     Be True to Your School
                                     Sunny Afternoon
                                     Popsicle
                                     Indian Lake
                                     Summer Rain
                                     Linda
                                     California Girls
                                     New Girl In School
                                     Surfer Girl
                                     Barbara Ann

BRENDA LEE                           Coming On Strong
Greatest Hits Live                   Silver Threads and Golden Needles
                                     Johnny One Time
                                     You're The One That I Want
                                     Jambalaya
                                     Is It True
                                     My Whole World is Falling Down
                                     Sweet Nothings
                                     End of the World
                                     All Alone Am I
                                     Dum Dum
                                     Fool Number One
                                     Too Many Rivers
                                     How Much Love
                                     That's All You Gotta do
                                     I'm Sorry
                                     Mama Don't Dance
                                     Good Old Acappella (Soul to Soul)
                                     Old Landmarks
                                     (Some Glad Morning) I'll Fly Away

                                     Operator
                                     Up Above My Head
                                     Saved
                                     When You're Smiling
                                     You Ought To Be In Pictures
                                     Put On A Happy Face
                                     Smile
                                     Baby Face

LORETTA LYNN                         Hey Loretta!
Greatest Hits Live                   You're Looking at Country
                                     Let Your Love Flow
                                     We've Come A Long Way Baby
                                     Spring Fever
                                     Your Squaw Is On The War Path
                                     Fist City
                                     I Fall To Pieces
                                     Walking After Midnight
                                     Crazy
                                     Back In Baby's Arms
                                     She's Got You
                                     Me And Bobby McGee
                                     Somebody Somewhere
                                     Out Of My Head And Back In My Bed
                                     Coal Miner's Daughter
                                     They Don't Make 'Em Like My Daddy
                                       Anymore
                                     The Pill
                                     Ya'll Come
                                     You Ain't Woman Enough

THE MAMAS & THE PAPAS                Go Where You Wanna Go
Greatest Hits Live                   Mississippi (Down On The Bayou)
                                     Dedicated To The One I Love
                                     Straight Shooter
                                     Sunday Will Never Be The Same
                                     I Saw Her Again
                                     Dream A Little Dream Of Me
                                     Creeque Alley
                                     Monday, Monday
                                     California Dreamin'


AL MARTINO                           Quando. Quando, Quando

Greatest Hits Live                   The Song Is You
                                     I Have But One Heart
                                     Feelings
                                     The More I See You
                                     Mary In The Morning
                                     Spanish Eyes
                                     Strangers In The Night
                                     To The Door Of The Sun
                                     Lonely Is A Man Without Love
                                     I Love You Because You're You
                                     I Love You More Every Day
                                     A Wild & Softly Rose
                                     Speak Softly Love
                                     The End Of The Line
                                     Come Into My Life
                                     I've Got To Be Me
                                     Can't Help Falling In Love With You
                                     Volare

RICK NELSON                          Stood Up
Live                                 I Got A Feeling
                                     Hello Mary Lou
                                     You Know What I Mean
                                     Believe What You Say
                                     Never Be Anyone Else But You
                                     It's Up To You
                                     It's Late
                                     My Bucket's Got A Hole In It
                                     Lonesome Town
                                     Waitin' In School
                                     Travelin' Man
                                     Garden Party
                                     That's All Right Mama
                                     Milk Cow Blues Boogie
                                     Fools Rush In
                                     Poor Little Fool
                                     Honky Tonk Woman
                                     Boppin' The Blues

RICK NELSON                          Travelin' Man
Greatest Hits                        Hello Mary Lou
                                     Stood Up
                                     Garden Party

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                                     It's Late
                                     You Know What I Mean
                                     Young World
                                     Lonesome Town
                                     I Got A Feeling
                                     Don't Leave Me This Way
                                     Believe What You Say
                                     Poor Little Fool
                                     Never Be Anyone Else But You
                                     You Are The Only One
                                     Just A Little Too Much
                                     It's Up To You
                                     Waitin' In School
                                     Fools Rush In
                                     Teenage Idol
                                     I'm Walkin'
                                     Mighty Good
                                     Sweeter Than You

CHARLIE PRIDE                        Kaw-Liga
Greatest Hits Live                   (I'm So) Afraid Of Losing You Again
                                     Oklahoma Morning
                                     It's Going To Take A Little Bit Longer
                                     Crystal Chandeliers
                                     Does My Ring Hurt Your Finger
                                     Too Good To Be True
                                     I'd Rather Love You
                                     A11 I Have to Offer You (Is Me)
                                     Wonder Could I Live There Anymore
                                     Is Anybody Goin' To San Antone
                                     I'm Just Me
                                     Shutters And Boards
                                     The Happiness Of Having You
                                     My Eyes Can Only See As Far As You
                                     Kiss An Angel Good Morning
                                     Let Me Live In The Light Of His Love
                                     Mississippi Cotton-Picking Delta Town
                                     Help Me Make Through The Night
                                     Louisiana Man
                                     There Goes My Everything
                                     Lovesick Blues
                                     Me And Bobby McGee

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

GARY PUCKETT                         Woman Woman
Timepieces                           Lady Willpower
                                     This Girl Is A Woman Now
                                     Over You
                                     Young Girl
                                     How Am I Supposed To Live Without You
                                     I Want To Know What Love Is
                                     Right Here Waiting
                                     Making Love Out Of Nothing At A11
                                     Open Arms
                                     Is This Love
                                     Hello
`                                    Alone
                                     The Search Is Over
                                     (Everything I Do) I Do It For You

GARY PUCKETT                         Lady Willpower
Live                                 Over You
                                     Home
                                     Ain't Got Nothing But The Blues
                                     Secret Love
                                     This Girl Is A Woman Now
                                     Your Love Keeps Lifting Me (Higher &
                                       Higher)
                                     Don't Give In To Him
                                     Woman, Woman
                                     Young Girl

LOU RAWLS                            Lady Love
Greatest Hits Live                   Stay A While With Me
                                     Groovy People
                                     Dead End Street
                                     Tobacco Road
                                     Love Is A Hurting Thing
                                     A Natural Man
                                     I Can Be Good To You
                                     Tomorrow (from "Annie")
                                     Unforgettable
                                     Send In The Clowns
                                     You'll Never Find Another Love Like
                                       Mine
                                     The Sone I Sing

NEIL SEDAKA                          Sing Me

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

Greateast Hits Live                  Standing On The Inside
                                     Laughter In The Rain
                                     Oh Carol
                                     Climb Up (Stairway to Heaven)
                                     Hey Little Devil
                                     Sweet Sixteen

                                     Calendar Girl
                                     New York City Blues
                                     Love Will Keep Us Together
                                     Solitaire
                                     Lonely Night (Angel Face)
                                     Sad Eyes
                                     Bad Blood
                                     The Immigrant
                                     Breaking Up Is Hard To Do

The Original Lead Singers of         I Can't Get Next To You
The Temptations                      Papa Was A Rollin' Stone
 .... Digital Gold                    Ain't Too Proud To Beg
Their Greatest Hits                  Superstar (Remember How You Got Where
                                       You Are)
                                     Just My Imagination
                                     Beauty Is Only Skin Deep
                                     I'm Losing You
                                     Cloud Nine
                                     Ball Of Confusion (That's What The
                                       World Is Today)
                                     Runaway Child (Running Wild)
                                     My Girl
                                     Keep On Truckin'
                                     The Way You Do The Things You Do
                                     I Wish It Would Rain
                                     Get Ready
                                     Masterpiece
                                     Psychedelic Shack

ROGER WHITTAKER                      The Last Farewell
Greatest Hits Live                   Hello Good Morning Happy Day
                                     If I Were A Rich Man
                                     Elizabethan Serenade
                                     Chengelip
                                     Al1 Of My Life
                                     From The People

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

                                     Durham Town
                                     African Whistler
                                     New World In The Morning
                                     Mammy Blue
                                     Hold On
                                     What Love Is
                                     The First Hello, The Last Goodbye
                                     Hound Dog
                                     Summer In The Country
                                     Summer Days
                                     Fire And Rain
                                     Both Sides Now
                                     Streets Of London
                                     River Lady
                                     Sloop John B

  THIS SCHEDULE IS CONTINUED IN THE FORM OF A LISTING OF ALL MASTER SOUND
       RECORDINGS KNOWN AS AND REFERRED TO AS "THE MILLMAN CATALOGUE"

          (SEE __________________________ (    ) ADDITIONAL PAGES

            ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE


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